                                                                   EXHIBIT 10.15

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                         Dated as of November 16, 1999

                                     among

                                NOVA CORPORATION

                                      and

                         NOVA INFORMATION SYSTEMS, INC.
                          as Borrowers and Guarantors

                     CERTAIN SUBSIDIARIES OF THE BORROWERS
                                 as Guarantors

                         THE LENDERS IDENTIFIED HEREIN

                                      and

                             BANK OF AMERICA, N.A.
                            as Administrative Agent

          ------------------------------------------------------------

                         BANC OF AMERICA SECURITIES LLC
                       as Lead Arranger and Book Manager

                           FIRST UNION NATIONAL BANK
                             as Documentation Agent

                             SUNTRUST BANK, ATLANTA
                              as Syndication Agent

                                      and

                              WACHOVIA BANK, N.A.

                           as Co-Documentation Agent

                               TABLE OF CONTENTS


SECTION 1 DEFINITIONS.............................................................................................1
         1.1      Definitions.....................................................................................1
         1.2      Computation of Time Periods....................................................................24
         1.3      Accounting Terms...............................................................................24

SECTION 2 CREDIT FACILITIES......................................................................................25
         2.1      Revolving Loans................................................................................25
         2.2      Letter of Credit Subfacility...................................................................26
         2.3      Several Obligations of the Borrowers...........................................................31

SECTION 3 OTHER PROVISIONS RELATING TO CREDIT FACILITIES.........................................................32
         3.1      Default Rate...................................................................................32
         3.2      Extension and Conversion.......................................................................32
         3.3      Prepayments....................................................................................32
         3.4      Voluntary Reductions in Revolving Commitments..................................................33
         3.5      Fees...........................................................................................33
         3.6      Capital Adequacy...............................................................................34
         3.7      Inability To Determine Interest Rate...........................................................35
         3.8      Illegality.....................................................................................35
         3.9      Requirements of Law............................................................................35
         3.11     Indemnity......................................................................................38
         3.12     Pro Rata Treatment.............................................................................39
         3.13     Sharing of Payments............................................................................39
         3.14     Payments, Computations, Etc....................................................................40
         3.15     Evidence of Debt...............................................................................42
         3.16     Replacement of Lenders.........................................................................42

SECTION 4 GUARANTY...............................................................................................43
         4.1      The Guarantee..................................................................................43
         4.2      Obligations Unconditional......................................................................43
         4.3      Reinstatement..................................................................................45
         4.4      Certain Additional Waivers.....................................................................45
         4.5      Remedies.......................................................................................45
         4.6      Rights of Contribution.........................................................................45
         4.7      Continuing Guarantee...........................................................................46

SECTION 5 CONDITIONS.............................................................................................46
         5.1      Conditions to Closing..........................................................................46
         5.2      Conditions to All Extensions of Credit.........................................................48

SECTION 6 REPRESENTATIONS AND WARRANTIES.........................................................................49
         6.1      Financial Condition............................................................................49

         6.2      No Changes or Restricted Payments..............................................................49
         6.3      Organization; Existence; Compliance with Law...................................................49
         6.4      Power; Authorization; Enforceable Obligations..................................................49
         6.5      No Legal Bar...................................................................................50
         6.6      No Material Litigation.........................................................................50
         6.7      No Default.....................................................................................50
         6.8      Ownership of Property; Liens...................................................................50
         6.9      Intellectual Property..........................................................................50
         6.10     No Burdensome Restrictions.....................................................................51
         6.11     Taxes..........................................................................................51
         6.12     ERISA..........................................................................................51
         6.13     Governmental Regulations, Etc..................................................................52
         6.14     Purpose of Extensions of Credit................................................................53
         6.15     Environmental Matters..........................................................................53
         6.16     Insurance......................................................................................54
         6.17     Indebtedness...................................................................................54
         6.18     VISA/MasterCard................................................................................54
         6.19     Subsidiaries and Joint Ventures................................................................55
         6.20     Solvency.......................................................................................55
         6.21     Investments....................................................................................55
         6.22     Disclosure.....................................................................................55
         6.23     Labor Contracts and Disputes...................................................................55
         6.24     Broker's Fees..................................................................................55
         6.25     Year 2000 Compliance...........................................................................56

SECTION 7 AFFIRMATIVE COVENANTS..................................................................................56
         7.1      Financial Statements...........................................................................56
         7.2      Certificates; Other Information................................................................57
         7.3      Notices........................................................................................57
         7.4      Payment of Obligations.........................................................................59
         7.5      Conduct of Business and Maintenance of Existence...............................................59
         7.6      Maintenance of Property; Insurance.............................................................59
         7.7      Inspection of Property; Books and Records; Discussions.........................................59
         7.8      Environmental Laws.............................................................................60
         7.9      Financial Covenants............................................................................61
         7.10     Use of Proceeds................................................................................61
         7.11     Additional Credit Parties......................................................................61
         7.12     Subsidiaries...................................................................................61
         7.13     Year 2000 Compatibility........................................................................62

SECTION 8 NEGATIVE COVENANTS.....................................................................................62
         8.1      Indebtedness...................................................................................62
         8.2      Liens..........................................................................................63
         8.3      Nature of Business.............................................................................63
         8.4      Consolidation, Merger, Sale or Purchase of Assets..............................................63
         8.5      Advances, Investments and Loans................................................................64
         8.6      Restricted Payments............................................................................64

         8.7      Transactions with Affiliates; Modification of Documentation....................................65
         8.8      Fiscal Year; Organizational Documents..........................................................65
         8.9      Limitation on Restrictions.....................................................................65
         8.10     No Further Negative Pledges....................................................................65
         8.11     Sale of Equity Interests.......................................................................65
         8.12     Infringement of Property Rights................................................................66
         8.13     Affiliations...................................................................................66
         8.14     Limitation on Non-Cash Charges.................................................................66

SECTION 9 EVENTS OF DEFAULT......................................................................................66
         9.1      Events of Default..............................................................................66
         9.2      Acceleration; Remedies.........................................................................69

SECTION 10 AGENCY PROVISIONS.....................................................................................70
         10.1     Appointment....................................................................................70
         10.2     Delegation of Duties...........................................................................70
         10.3     Exculpatory Provisions.........................................................................70
         10.4     Reliance on Communications.....................................................................71
         10.5     Notice of Default..............................................................................71
         10.6     Non-Reliance on Agent and Other Lenders........................................................71
         10.7     Indemnification................................................................................72
         10.8     Agent in its Individual Capacity...............................................................72
         10.9     Successor Agent................................................................................73

SECTION 11 MISCELLANEOUS.........................................................................................73
         11.1     Notices........................................................................................73
         11.2     Right of Set-Off...............................................................................74
         11.3     Benefit of Agreement...........................................................................75
         11.4     No Waiver; Remedies Cumulative.................................................................77
         11.5     Payment of Expenses, etc.......................................................................77
         11.6     Amendments, Waivers and Consents...............................................................78
         11.7     Counterparts...................................................................................79
         11.8     Headings.......................................................................................79
         11.9     Survival.......................................................................................79
         11.10    Governing Law; Submission to Jurisdiction; Venue...............................................79
         11.11    Severability...................................................................................80
         11.12    Entirety.......................................................................................80
         11.13    Binding Effect; Amendment and Restatement; Termination.........................................80
         11.14    Confidentiality................................................................................81
         11.15    Conflict.......................................................................................82

SCHEDULES

Schedule 2.1(a)   Schedule of Lenders and Commitments
Schedule 6.6      Litigation
Schedule 6.16     Insurance
Schedule 6.19     Subsidiaries and Alliances
Schedule 8.1      Indebtedness
Schedule 8.2      Liens
Schedule 8.5      Investments
Schedule 11.1     Notices


EXHIBITS

Exhibit 2.1(b)(i) Form of Notice of Borrowing
Exhibit 2.1(e)    Form of Revolving Note
Exhibit 3.2       Form of Notice of Extension/Conversion
Exhibit 5.1       Form of Officer's Certificate
Exhibit 7.2(b)    Form of Officer's Compliance Certificate
Exhibit 7.11      Form of Joinder Agreement
Exhibit 11.3(b)   Form of Assignment and Acceptance

                     AMENDED AND RESTATED CREDIT AGREEMENT


         THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 16, 1999 (the "Credit Agreement") is by and among NOVA CORPORATION, a Georgia corporation ("NOVA" or the "Parent"), NOVA INFORMATION SYSTEMS, INC., a Georgia corporation ("NIS"; NOVA and NIS are hereinafter referred to individually as a "Borrower" and collectively as the "Borrowers"), certain subsidiaries and affiliates of the Borrowers as may from time to time become guarantors hereunder in accordance with the provisions hereof, the lenders named herein and such other lenders as may become parties hereto (the "Lenders"), and BANK OF AMERICA, N.A., a national banking association (formerly known as Bank of America National Trust and Savings Association), as Administrative Agent for the Lenders (in such capacity, the "Agent").

                                   WITNESSETH

         WHEREAS, the Borrowers, the guarantors identified therein, the lenders identified therein and the Agent are parties to a Credit Agreement dated as of October 27, 1997 (as amended by an Amendment to Credit Agreement dated as of January 30, 1998, a Second Amendment to Credit Agreement dated as of June 17, 1999 and a Third Amendment to Credit Agreement dated as of August 25, 1999 and as otherwise modified prior to the date hereof, the "Existing Credit Agreement");

         WHEREAS, the Borrowers have requested that the Lenders amend and restate the Existing Credit Agreement and provide a $250,000,000 credit facility for the purposes hereinafter set forth;

         WHEREAS, the Lenders have agreed to amend and restate the Existing Credit Agreement and make the requested credit facility available to the Borrowers on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   SECTION 1
                                  DEFINITIONS

         1.1 DEFINITIONS.

         As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

                  "Acquisition", by any Person, means (i) the acquisition by such Person of (a) all or a majority of the capital stock or other equity interests of another Person, whether or not involving a merger or consolidation with such Person, (b) all or substantially all of the Property of another Person or (c) all or substantially all of the Property constituting a line of business of another Person or (ii) the formation by such Person of an Alliance.

                  "Acquisition Adjustments" means all reasonable adjustments to the operating and non-operating expenses of a CCTP Business or an Alliance following the direct or indirect Acquisition thereof by the Parent or any Subsidiary of the Parent, which adjustments relate to the incurrence or elimination of certain costs or revenue items following such Acquisition; depending on individual circumstances, examples of adjustments may include (i) reduction of an owners' salary from operating expenses if the owner is no longer going to work at the CCTP Business or the Alliance after the Acquisition (this would also apply to excessive salaries paid to other departing management and the owner's family); (ii) addition of salaries for new managers; (iii) savings as a result of eliminating authorization charges paid to third party providers; (iv) reduction in redundant back-office processing expenses; (v) addition of expenses that may have previously been provided by a parent or an affiliated company at less than market rates (examples: legal, accounting, etc.) and (vi) other reasonable non-operating expenses; provided, that no such adjustments may be utilized for more than twenty-four (24) months following consummation of the related Acquisition.

                  "Acquisition Costs" means the total aggregate Investments and/or the purchase price and reasonably related closing costs associated with an Acquisition by the Parent or any Subsidiary of the Parent including, without limitation, one time capital expenditures relating to such Acquisition.

                  "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding ten percent (10%) or more of the equity interest in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agent" shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.

                  "Agent's Fee Letter" means that certain letter agreement dated as of August 27, 1999 among the Borrowers, the Agent and Banc of America Securities LLC, as amended, modified, supplemented or replaced from time to time.

                  "Aggregate Revolving Committed Amount" means the aggregate amount of Revolving Commitments in effect from time to time, being initially TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000) (such aggregate maximum amount may be reduced from time to time as provided in Section 3.4).

                  "Alliance" means (i) any joint venture listed on Schedule
         6.19 and/or (ii) the acquisition by the Parent or a wholly-owned Subsidiary of the Parent of a fifty percent (50%) or minority equity interest in a CCTP Business.

                  "Applicable Percentage" means for the Loans, Letter of Credit Fee and the Unused Fee, the appropriate applicable percentages corresponding to the Leverage Ratio in effect as of the most recent determination date as shown below:


                                           Applicable           Applicable           Applicable        Applicable
                                         Percentage For       Percentage For      Margin for Base      Percentage
   Pricing            Leverage             Eurodollar          For Letter of         Base Rate            For
    Level              Ratio                 Loans             Credit Fees            Loans           Unused Fees
   -------            --------           --------------       --------------      ---------------     -----------

      I            < .75 to 1.0               .75%                 .75%                0%                 .20%
                   -

      II           < 1.50 to 1.0             1.00%                1.00%                0%                 .25%
                   -
                        but
                   > .75 to 1.0

     III           < 2.25 to 1.0             1.25%                1.25%                0%                 .30%
                   -
                       but
                   > 1.50 to 1.0

      IV           < 3.00 to 1.0             1.50%                1.50%              .25%                 .40%
                        but
                   > 2.25 to 1.0

         The Applicable Percentages shall be determined and adjusted quarterly on the date (each a "Calculation Date") five (5) Business Days after the date by which the Borrowers are required to provide the officer's certificate in accordance with the provisions of Section 7.2(b); provided, however, that (i) the initial Applicable Percentages shall be based on Pricing Level II until the first Calculation Date to occur after six (6) months from the Closing Date, and, thereafter, the Applicable Percentages shall be determined by the Leverage Ratio as of the fiscal quarter end immediately preceding the applicable Calculation Date, (ii) if the Borrowers fail to provide the officer's certificate to the Agent as required by Section 7.2(b) on or before the most recent Calculation Date, the Applicable Percentages from such Calculation Date shall be based on Pricing Level IV until such time as an appropriate officer's certificate is provided, whereupon the Pricing Level shall be determined by the Leverage Ratio as of the fiscal quarter end immediately preceding the applicable Calculation Date and (iii) any adjustment to the Applicable Percentages based upon the officer's certificate provided pursuant to Section 7.2(b) with respect to the audited financial statements of the Parent and its Subsidiaries shall be retroactive to the immediately preceding Calculation Date. Except as set forth above, each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentages shall be applicable to all existing Loans and Letters of Credit as well as any new Loans made or Letters of Credit issued.

                  "Asset Disposition" means (i) the sale, lease or other disposition of any Property by the Parent or any of its Subsidiaries, other than any such sale permitted by clause (i), (ii) or (iii) of
         Section 8.4(b), and (ii) receipt by the Parent or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their property or assets.

                  "Bank of America" means Bank of America, N.A. or its successors.

                  "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                  "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs and such involuntary case or other case, proceeding or other action shall remain undismissed for a period of sixty (60) days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

                  "Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (i) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (ii) the Prime Rate in effect on such day. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (i) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

                  "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

                  "Borrowers" has the meaning set forth in the preamble of this Credit Agreement.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in San Francisco, California and New York, New York are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks in the United States are not open for dealings in U.S. dollar deposits in the London interbank market.

                  "CCTP Business" means (i) the assets or equity interests of any Person engaged in the business of transaction processing, including debit card, credit card, charge card, ATM and e-commerce transaction processing, as well as any line of business reasonably related (ancillary or complementary) thereto, or (ii) a portfolio of agreements under which any Person provides such transaction processing services.

                  "Capital Expenditures" means, as applied to any Person, all expenditures which in accordance with GAAP are or should be accounted for as capital expenditures in the financial statements of that Person, including, without limitation, Capital Leases.

                  "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                  "Capital Lease Obligation" means, as applied to any Person, the capital lease obligations relating to a Capital Lease of such Person determined in accordance with GAAP.

                  "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition, (ii) U.S. dollar denominated time deposits and certificates of deposit of (a) any Lender, or (b) any domestic commercial bank of recognized standing (y) having capital and surplus in excess of $500,000,000 and (z) whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such Lender being an "Approved Lender"), in each case with maturities of not more than two hundred seventy (270) days from the date of acquisition,
         (iii) commercial paper and variable or fixed rate notes issued by any Approved Lender (or by the parent company thereof) and maturing within six (6) months of the date of acquisition, (iv) repurchase agreements entered into by a Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least one hundred percent (100%) of the amount of the repurchase obligations, (v) obligations of any State of the United States or any political subdivision thereof, the interest with respect to which is exempt from federal income taxation under Section 103 of the Code, having a long term rating of at least AA- or Aa-3 by S&P or Moody's, respectively, and maturing within three (3) years from the date of acquisition thereof, (vi) Investments in municipal auction preferred stock (a) rated AAA (or the equivalent thereof) or better by S&P or Aaa (or the equivalent thereof) or better by

         Moody's and (b) with dividends that reset at least once every three hundred sixty-five (365) days and (vii) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $100,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (i), (ii), (iii), (iv) and (v).

                  "Change of Control" means: (i) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that has resulted in its or their acquisition of, or control over, voting interests of the Parent representing 20% or more of the combined voting power of all Voting Stock of the Parent; or (ii) during any period of twelve (12) consecutive months, individuals who at the beginning of such period constituted the board of directors of the Parent (together with any new directors whose election by such board or whose nomination for election by the shareholders of the Parent was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) and who were entitled to vote on such matters, cease for any reason to constitute a majority of the board of directors of the Parent then in office; or (iii) the Parent holds less than 100% of the fully diluted common stock of NIS.

                  "Chargeback Losses" means, with respect to any fiscal period, the losses incurred by the Parent on a Consolidated Basis arising from transactions processed during such period.

                  "Closing Date" means the date hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

                  "Commitment" means (i) with respect to each Lender, the Revolving Commitment of such Lender and (ii) with respect to the Fronting Bank and each Lender, the LOC Commitment of the Fronting Bank or such Lender, as applicable.

                  "Commitment Period" means the period from and including the Closing Date to but not including the earlier of (i) the Termination Date, and (ii) the date on which the Revolving Commitments terminate in accordance with the provisions of this Credit Agreement.

                  "Consolidated Basis" means, when used with reference to financial statements or financial statement items of a Person, such statements or items for such Person and its subsidiaries on a consolidated basis in accordance with applicable principals of consolidation under GAAP.

                  "Contractual Obligation" means, as to any Person, any material agreement, instrument or undertaking, including any such agreement, instrument or undertaking pertaining to any security issued by such Person, to which such Person is a party or by which it or any of its property is bound.

                  "Credit Documents" means a collective reference to this Credit Agreement, the Notes, the LOC Documents, the Pledge Agreement and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

                  "Credit Losses" means, with respect to any fiscal period, credit and fraud losses during such period incurred by the Parent on a Consolidated Basis with respect to transactions processed during such period.

                  "Credit Party" means any of the Borrowers and the Guarantors.

                  "Credit Party Obligations" means (i) as to either NOVA or NIS, without duplication, (a) all obligations of the other Borrower to the Lenders and the Agent, whenever arising, under this Credit Agreement, the Notes or the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code), and (b) all liabilities and obligations, whenever arising, owing from the other Borrower to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement relating to the Loans or Obligations hereunder and (ii) as to each other Guarantor, without duplication, (a) all obligations of any of the Borrowers to the Lenders and the Agent, whenever arising, under this Credit Agreement, the Notes or the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code), and (b) all liabilities and obligations, whenever arising, owing from any of the Borrowers to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement relating to the Loans or Obligations hereunder.

                  "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Lender" means, at any time, any Lender that, at such time, (i) has failed to make an Extension of Credit required pursuant to the terms of this Credit Agreement, (ii) has failed to pay to the Agent or any Lender an amount owed by such Lender pursuant to the terms of the Credit Agreement or any other of the Credit Documents, or (iii) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar proceeding.

                  "Dollars" and "$" means dollars in lawful currency of the United States of America.

                  "Domestic Subsidiary" means any Subsidiary which is incorporated or organized under the laws of any state of the United States or of the District of Columbia.

                  "EBITDA" means for any period with respect to the Parent on a Consolidated Basis the sum of Net Income plus Interest Expense plus all provisions for any Federal, state, local and other domestic and foreign income taxes during the applicable period plus depreciation, amortization and other non-cash charges in each case determined in accordance with GAAP applied on a consistent basis. Except as expressly provided otherwise, the applicable period shall be for the four (4) consecutive quarters ending as of the date of determination.

                  "EBITDAR" means, for any period, with respect to the Parent on a Consolidated Basis, the sum of EBITDA for such period plus an amount which in the determination of Net Income for such period has been deducted for Rent Expense for such period, all as determined in accordance with GAAP.

                  "Eligible Assignee" means (i) a Lender; (ii) (x) a lending or financial institution controlled by, or under common control with, a Lender or a Subsidiary of a Lender or (y) any fund that invests in bank loans and is managed by an investment advisor to a Lender; and
         (iii) any other Person approved by (a) the Agent, (b) the Fronting Bank, and (c) unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with
         Section 11.3, the Borrowers (such approval by the Agent or the Borrowers not to be unreasonably withheld or delayed and such approval to be deemed given by the Borrowers if no objection is received by the assigning Lender and the Agent from the Borrowers within two (2) Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrowers); provided, however, that neither a Borrower nor an Affiliate of a Borrower shall qualify as an Eligible Assignee.

                  "Environmental Laws" means any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" means an entity which is under common control with the Parent within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes the Parent and which is treated as a single employer under Sections 414(b) or (c) of the Code.

                  "ERISA Event" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by the Parent, any Subsidiary of the Parent or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a

         Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under
         Section 4042 of ERISA; (v) any event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of the Parent, any Subsidiary of the Parent or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or
         (viii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

                  "Eurodollar Loan" means any Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

                  "Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

                  Eurodollar Rate  =       Interbank Offered Rate
                                      ---------------------------------
                                      1 - Eurodollar Reserve Percentage

                  "Eurodollar Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not a Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Event of Default" means such term as defined in Section 9.1.

                  "Existing Credit Agreement" has the meaning set forth in the recitals.

                  "Extension of Credit" means, as to any Lender, the making of, or participation in, a Loan by such Lender or the issuance or extension of, or participation in, a Letter of Credit.

                  "Fees" means all fees payable pursuant to Section 3.5.

                  "Federal Funds Rate" means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (ii) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent.

                  "Fixed Charge Coverage Ratio" means, as of the end of each fiscal quarter of the Parent for the Parent on a Consolidated Basis for the four (4) consecutive quarters ending on such date, the ratio of (i) EBITDAR for the applicable period minus Capital Expenditures for the applicable period minus provisions for Federal, state, local and other domestic and foreign income taxes during the applicable period to (ii) the sum of Interest Expense for the applicable period plus Scheduled Funded Debt Payments for the applicable period plus Rent Expense for the applicable period.

                  "Fronting Bank" means Bank of America.

                  "Fronting Bank Fees" shall have the meaning assigned to such term in Section 3.5(b)(ii).

                  "Funded Debt" means, with respect to any Person, without duplication, (i) all Indebtedness of such Person for borrowed money,
         (ii) all purchase money Indebtedness of such Person, including without limitation the principal portion of all obligations of such Person under Capital Leases, (iii) all Guaranty Obligations of such Person with respect to Funded Debt of another Person, (iv) the maximum available amount of all standby letters of credit or acceptances issued or created for the account of such Person, and (v) all Funded Debt of another Person secured by a Lien on any Property of such Person, whether or not such Funded Debt has been assumed, provided that for purposes hereof the amount of such Funded Debt shall be limited to the greater of (a) the amount of such Funded Debt as to which there is recourse to such Person and (b) the fair market value of the property which is subject to the Lien. The Funded Debt of any Person shall (I) include the Funded Debt of any partnership or joint venture in which such Person is a general partner or joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Funded Debt, and (II) exclude advances by Settlement Banks made pursuant to Settlement Agreements.

                  "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3 hereof.

                  "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Guarantor" means each of (i) the Parent, (ii) NIS, (iii) each wholly-owned Material Domestic Subsidiary of the Parent identified as a "Guarantor" on the signature pages hereto and (iv) each hereafter acquired or organized wholly-owned Material Domestic Subsidiary of the Parent that becomes a Guarantor hereunder by execution of a Joinder Agreement or otherwise, in each case together with their successors and assigns.

                  "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor (other than purchases made in the ordinary course of business), (ii) to advance or provide funds or other credit support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein including limitations as to the amount of Indebtedness guaranteed) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

                  "Hedging Agreements" means any interest rate protection agreement or foreign currency exchange agreement between one or both of the Borrowers and any Lender, or any Affiliate of a Lender.

                  "Indebtedness" of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made (but specifically excluding obligations incurred in connection with a Permitted Receivables Financing to the extent such obligations are not treated as indebtedness under GAAP), (iii) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade accounts payable and accrued obligations incurred in the ordinary course of business and due within six (6) months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (v) all obligations of such Person under take-or-pay or similar arrangements relating to inventory or under commodities agreements, (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed (limited to the value of the Property subject to such Lien),
         (vii) all Guaranty Obligations of such Person, (viii) the principal portion of all obligations of such Person under Capital Leases, (ix) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements (including, but not limited to, the Hedging Agreements), (x) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (xi) all preferred stock issued by such Person and required by the terms thereof to be redeemed in cash or Cash Equivalents, or for which mandatory sinking fund payments are due in cash or Cash Equivalents, prior to the Termination Date, and (xii) all obligations of such Person to repurchase any securities which repurchase obligation is related to the issuance thereof, including, without limitation, obligations commonly known as residual equity appreciation potential shares. The Indebtedness of any Person shall (a) include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for payment of such Indebtedness, and (b) exclude advances by Settlement Banks made pursuant to Settlement Agreements.

                  "Interbank Offered Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the rate of interest, determined by the Agent on the basis of the offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), appearing on Telerate Page 3750 (or, if, for any reason, Telerate Page 3750 is not available, the Reuters Screen LIBO Page) as of approximately 11:00 A.M. (London time) two (2) Business Days before the first day of such Interest Period. As used herein, "Telerate Page 3750" means the display designated as page 3750 by Dow Jones Telerate, Inc. (or such other page as may replace such page on that service for the purpose of displaying the British Bankers Association London interbank offered rates) and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

                  "Interest Expense" means for any period with respect to the Parent on a Consolidated Basis all interest expense, including (i) the amortization of debt discount and premium and the interest component under Capital Leases, in each case determined in accordance with GAAP applied on a consistent basis, and (ii) the implied or imputed interest costs associated with any Permitted Receivables Financing. Except as expressly provided otherwise, the applicable period shall be for the four (4) consecutive quarters ending as of the date of determination.

                  "Interest Payment Date" means (i) as to any Base Rate Loan, the last day of each calendar quarter of the Parent and the Termination Date and (ii) as to any Eurodollar Loan, the last day of each Interest Period for such Loan, the Termination Date and each date on which any principal of such Loan is repaid, and in addition where the applicable Interest Period is more than three (3) months, then also on the date three (3) months from the beginning of the Interest Period, and each three (3) months thereafter. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar

         Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

                  "Interest Period" means as to any Eurodollar Loan, a period of one (1), two (2), three (3) or six (6) month's duration, as one or more of the Borrowers may elect, commencing in each case, on the date of the borrowing (including conversions, extensions and renewals); provided, however, (i) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day),
         (ii) no Interest Period shall extend beyond the Termination Date, and
         (iii) in the case of Eurodollar Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.

                  "Investment", in any Person, means any loan or advance to such Person, any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of, or equity interest in, such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any Guaranty Obligation incurred for the benefit of such Person.

                  "Joinder Agreement" means a joinder agreement substantially in the form of Exhibit 7.11.

                  "Lenders" means each of the Persons identified as a "Lender" on the signature pages hereto, and their successors and assigns.

                  "Letter of Credit" means any letter of credit issued by the Fronting Bank for the account of one or more of the Borrowers in accordance with the terms of Section 2.3.

                  "Letter of Credit Fee" shall have the meaning given such term in Section 3.5(b).

                  "Leverage Ratio" means, as of the last day of any fiscal quarter of the Parent, with respect to the Parent on a Consolidated Basis, the ratio of Funded Debt on such day to EBITDA for the period of four (4) consecutive fiscal quarters ending as of such day.

                  "Lien" means, with respect to any Property, any mortgage, pledge, collateral assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lien evidenced by a financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof) to which such Property is subject.

                  "Loan" or "Loans" means the Revolving Loans (or a portion of any Revolving Loan bearing interest at the Base Rate or the Eurodollar Rate and referred to as a Base Rate Loan or a Eurodollar Loan), individually or collectively, as appropriate.

                  "LOC Commitment" means the commitment of the Fronting Bank to issue, and to honor payment obligations under, Letters of Credit hereunder and, with respect to each Lender, the commitment of each Lender to purchase participation interests in the Letters of Credit up to such Lender's LOC Committed Amount as specified in Schedule 2.1(a), as such amount may be reduced from time to time in accordance with the provisions hereof.

                  "LOC Committed Amount" means, collectively, the aggregate amount of all of the LOC Commitments of the Lenders (including the Fronting Bank) to issue (in the case of the Fronting Bank) and participate in Letters of Credit as referenced in Section 2.3(a) and, individually, the amount of each Lender's LOC Commitment as specified in Schedule 2.1(a).

                  "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

                  "LOC Obligations" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Fronting Bank but not theretofore reimbursed.

                  "Material Adverse Effect" means a material adverse effect on
         (i) the condition (financial or otherwise), operations, business, assets, liabilities or prospects of the Parent and its Subsidiaries taken as a whole, (ii) the ability of the Parent and its Subsidiaries as a whole to perform any material obligation under the Credit Documents or (iii) the rights and remedies of the Lenders under the Credit Documents.

                  "Material Domestic Subsidiary" means any Domestic Subsidiary that is also a Material Subsidiary.

                  "Material Subsidiary" means, as of any date of determination, any Subsidiary (i) the assets or liabilities of which exceed five percent (5%) of the assets of the Parent on a Consolidated Basis measured as of the end of the most recently ended fiscal quarter with respect to which the Agent has received the Required Financial Information or (ii) which represents more than two and one-half percent (2.5%) of the Consolidated EBITDA of the Parent on a Consolidated Basis measured (a) as of the end of the most recently ended fiscal quarter with respect to which the Agent has received the Required Financial Information and (b) for the four (4) consecutive fiscal quarter period then ended.

                  "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental

         Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

                  "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

                  "Multiple Employer Plan" means a Plan which the Parent, any Subsidiary of the Parent or any ERISA Affiliate and at least one employer other than the Parent, any Subsidiary of the Parent or any ERISA Affiliate are contributing sponsors.

                  "NIS" means NOVA Information Systems, Inc., a Georgia corporation.

                  "Net Income" means for any period, the net income with respect to the Parent on a Consolidated Basis as determined in accordance with GAAP applied on a consistent basis.

                  "Net Proceeds" means gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received in connection with an Asset Disposition, net of (i) reasonable transaction costs, including in the case of an Asset Disposition occurring in connection with a claim under an insurance policy, costs incurred in connection with adjustment and settlement of the claim,
         (ii) estimated taxes payable in connection therewith, and (iii) any amounts payable in respect of Funded Debt, including without limitation principal, interest, premiums and penalties, which is secured by, or otherwise related to, any property or asset which is the subject thereof to the extent that such Funded Debt and any payments in respect thereof are paid with a portion of the proceeds therefrom.

                  "Non-Excluded Taxes" means such term as is defined in Section 3.10.

                  "Note" or "Notes" means any Revolving Note, individually or collectively as the context may require.

                  "Notice of Borrowing" means a written notice of borrowing in substantially the form of Exhibit 2.1(b)(i), as required by Section 2.1(b)(i).

                  "Notice of Extension/Conversion" means a request by one or more of the Borrowers in substantially the form of Exhibit 3.2, to (i) continue an existing Eurodollar Loan to a new Interest Period or (ii) convert to a Eurodollar Loan to a Base Rate Loan or a Base Rate Loan to a Eurodollar Loan.

                  "NOVA" means NOVA Corporation, a Georgia corporation.

                  "Obligations" means, collectively, the Revolving Loans and the LOC Obligations.

                  "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real property, personal property or mixed) which, in accordance with GAAP, is or should be accounted for as an operating lease by such Person.

                  "Parent" means NOVA.

                  "Participation Interest" means the purchase by a Lender of a participation in Letters of Credit and LOC Obligations as provided in
         Section 2.2(c) and in Revolving Loans as provided in Section 3.13.

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

                  "Permitted Acquisition" means an Acquisition by the Parent or any Subsidiary of the Parent, provided that (i) the capital stock or Property acquired in such Acquisition relates to a CCTP Business, (ii) in the case of an Acquisition of the capital stock of another Person,
         (a) either (x) the board of directors (or other comparable governing body) of such Person or (y) a duly authorized officer of such other Person shall have duly approved such Acquisition and (b) such Person shall become a Subsidiary or Alliance of the Parent, (iii) the representations and warranties made by the Credit Parties in each Credit Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date and no Default or Event of Default exists as of the date of such Acquisition (after giving effect thereto), (iv) for any Permitted Acquisition, the Acquisition Costs of which exceed $30,000,000, (a) the Parent shall have delivered to the Agent prior to the closing of the Acquisition a Pro Forma Compliance Certificate demonstrating that, upon giving effect to the Acquisition on a Pro Forma Basis, and both before the inclusion of Acquisition Adjustments and after, the Credit Parties will be in compliance with all of the covenants set forth in Section 7.9 and including annual financial statements for the acquired company for the three (3) prior fiscal years, to the extent available, and quarterly financial statements for the fiscal quarter period then most recently ended for which financial statements are available in the ordinary course of business, and (b) if the net Acquisition Adjustments associated with such Permitted Acquisition exceed fifty percent (50%) of the cash flow (calculated using the principles set forth in the definition of EBITDA) of the CCTP Business so acquired, then such Acquisition Adjustments shall be approved in writing by the Required Lenders, and
         (v) after giving effect to such Acquisition, Acquisition Costs for all Permitted Acquisitions consummated during the prior twelve-month period shall not exceed $100,000,000.

                  "Permitted Investments" means Investments which are (i) cash and Cash Equivalents, (ii) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (iii) Investments consisting of stock, obligations, securities or other property received in settlement of accounts receivable (created in the ordinary course of business) from defaulting obligors, (iv) Investments existing as of the Closing Date and set forth in

         Schedule 8.5, (v) loans to employees, directors or officers in connection with the award of convertible bonds or stock under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement in the aggregate not to exceed $1,000,000 (calculated on the exercise price for any such shares) in the aggregate at any time outstanding, (vi) other advances or loans to employees, directors, officers, shareholders or agents, including independent sales agents, not to exceed $5,000,000 in the aggregate at any time outstanding, (vii) Investments by one Credit Party to or into another Credit Party, (viii) Investments made on or after the Closing Date by a Credit Party to or into a Subsidiary that is not a Credit Party and Investments made on or after the Closing Date in Alliances permitted pursuant to Section 8.13 in an amount not to exceed $115,000,000 in the aggregate at any time outstanding, (ix) Permitted Acquisitions, (x) Investments in a Receivables Subsidiary in connection with a Permitted Receivables Financing, and (xi) other Investments of a nature not contemplated in the foregoing subsections in an amount not to exceed $10,000,000 in the aggregate at any time outstanding.

                  "Permitted Liens" means:

                           (i) Liens in favor of the Agent on behalf of the
                  Lenders;

                           (ii) Liens (other than Liens created or imposed
                  under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                           (iii) statutory Liens of landlords and Liens of
                  carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                           (iv) Liens (other than Liens created or imposed
                  under ERISA) incurred or deposits made by the Parent and its Subsidiaries in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                           (v) Liens in connection with attachments or
                  judgments (including judgment or appeal bonds) provided that the judgments secured shall, within ninety (90) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within ninety
                  (90) days after the expiration of any such stay;

                           (vi) easements, rights-of-way, restrictions
                  (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

                           (vii) Liens securing purchase money Indebtedness
                  (including Capital Leases) to the extent permitted under
                  Section 8.1(c), provided that any such Lien attaches only to the Property financed and such Lien attaches thereto concurrently with or within ninety (90) days after the acquisition thereof;

                           (viii) leases or subleases granted to others not
                  interfering in any material respect with the business of the Parent or any of its Subsidiaries;

                           (ix) any interest of title of a lessor under, and
                  Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Credit Agreement;

                           (x) normal and customary rights of setoff upon
                  deposits of cash in favor of banks or other depository institutions;

                           (xi) inchoate Liens arising under ERISA to secure
                  current service pension liabilities as they are incurred under the provisions of any Plan;

                           (xii) Liens existing as of the Closing Date and set
                  forth on Schedule 8.2; provided that (a) no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Closing Date and (b) the principal amount of the Indebtedness secured by such Liens shall not be increased;

                           (xiii) Liens on Settlement Accounts securing
                  obligations of the Parent or any of its Subsidiaries under Settlement Agreements with Settlement Banks, but only to the extent that amounts deposited in such Settlement Accounts are required to be so deposited by the terms of such Settlement Agreements or requirements of VISA/MasterCard or other card associations, if applicable;

                           (xiv) other Liens that do not interfere in any
                  material respect with the business of the Parent or any Subsidiary on Property with a fair market value not to exceed $5,000,000 in the aggregate; and

                           (xv) Liens on Receivables sold to a Receivables
                  Subsidiary pursuant to a Permitted Receivables Financing.

                  "Permitted Receivables Financing" means any financing by the Credit Parties of Receivables in any transaction or series of transactions that may be entered into by the Credit Parties pursuant to which (i) one or more Credit Parties sells, conveys or otherwise transfers Receivables to a Receivables Subsidiary and (ii) such Receivables Subsidiary sells, conveys or otherwise transfers to any other Person or grants a security interest to any Person in, any Receivables (whether now existing or hereafter acquired) of a Credit Party, and any assets related thereto including all collateral securing such Receivables, all contracts and all Guaranty Obligations or other obligations in respect of such Receivables, proceeds of such Receivables and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Receivables, provided that (a) the Board of Directors of the Parent shall have determined in good faith that such Permitted Receivables Financing is economically fair and reasonable to the Credit Parties and the applicable Receivables Subsidiary, (b) all sales of Receivables and Related Property to such Receivables Subsidiary are made at fair market value (as determined in good faith by the Parent) and (c) the aggregate fair market value (as determined in good faith by the Parent) of the Receivables and Related Property sold in connection with all Permitted Receivables Financings does not exceed $125,000,000.

                  "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

                  "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which the Parent, any Subsidiary of the Parent or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

                  "Pledge Agreement" means the Amended and Restated Pledge Agreement dated of even date herewith among certain of the Credit Parties and the Agent, as amended, modified, supplemented or replaced from time to time.

                  "Prime Rate" means the rate of interest per annum publicly announced or established from time to time by Bank of America as its prime rate in effect at its principal office in Charlotte, North Carolina, with each change in the Prime Rate being effective on the date such change is publicly announced as effective (it being understood and agreed that the Prime Rate is a reference rate used by Bank of America in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit by Bank of America to any debtor).

                  "Pro Forma Basis" means, with respect to a Permitted Acquisition, that such transaction shall be deemed to have occurred, for purposes of calculating compliance in respect of such transaction with each of the financial covenants set forth in Section 7.9 as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the Agent has received the Required Financial Information, as of the first (1st) day of the four (4) fiscal-quarter period ending as of such fiscal quarter end. In making such calculations (i) any Indebtedness incurred in order to consummate such transaction (a) shall be deemed to have been incurred on the first (1st) day of the applicable four (4) fiscal-quarter period and
         (b) if such Indebtedness has a floating or formula rate, then the implied rate of interest for such Indebtedness for the applicable period for purposes of this definition shall be determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination,
         (ii) income statement items (whether positive or negative) attributable to the Property acquired in such Permitted Acquisition shall be included to the extent relating to the relevant period and
         (iii) Acquisition Adjustments shall be deemed to have been effective on the first day of the applicable four (4) fiscal-quarter period.

                  "Pro Forma Compliance Certificate" means a certificate of an officer of the Parent delivered to the Agent under the circumstances required in connection with a Permitted Acquisition and containing reasonably detailed calculations, upon giving effect to the applicable transaction on a Pro Forma Basis, of the financial covenants set forth in Section 7.9 as of the most recent fiscal quarter end preceding the date of the applicable transaction with respect to which the Agent shall have received the Required Financial Information.

                  "Property" means any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "Purchase Agreement" means, in connection with any contemplated Acquisition, the purchase, merger, joint venture or other definitive agreement executed by the parties thereto.

                  "Receivable" means the indebtedness and payment obligations of any Person to any Credit Party or acquired by any Credit Party (including obligations constituting an account or general intangible or evidenced by a note, instrument, contract, security agreement, chattel paper or other evidence of indebtedness or security) arising in the ordinary course of business in accordance with GAAP by such Credit Party or the Person from which such indebtedness and payment obligation were acquired by any Credit Party in respect of leases, including (i) any right to payment for leases made and (ii) the right to payment of any interest, sales taxes, finance charges, returned check or late charges and other obligations of such Person with respect thereto and excluding obligations of one Credit Party in favor of another Credit Party eliminated in consolidation in accordance with GAAP.

                  "Receivables Subsidiary" means any wholly owned, bankruptcy-remote, special purpose Subsidiary of the Parent (i) that engages in no activities other than in connection with the financing of Receivables, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, (ii) that is designated by the Board of Directors of the Parent (as provided below) as a Receivables Subsidiary and (iii) of which no portion of its Indebtedness or any other obligations (contingent or otherwise) (a) is guaranteed by the Credit Parties or any of their Subsidiaries (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (b) is recourse to or obligates the Credit Parties or any of their Subsidiaries in any way other than pursuant to Standard Securitization Undertakings or (c) subjects any Property of the Credit Parties or any of their Subsidiaries, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings. Upon any such designation, a Responsible Officer of the Parent, as applicable, shall deliver a certificate to the Agent certifying (I) the resolution of the Board of Directors of the Parent, as applicable, giving effect to such designation, (II) that such designation complied with the foregoing conditions, (III) that after giving effect to such designation (including any Indebtedness permitted to exist in connection with such designation), the Credit Parties shall be in compliance, on a pro forma basis, with the covenants set forth in Section 7.9 and (IV) immediately after giving effect to such designation no Default or Event of Default shall have occurred and be continuing. For purposes of this definition, a "bankruptcy-remote" entity shall be understood to mean an entity (x) established with sufficient corporate separateness to make it substantially unlikely that such entity would be substantively consolidated with its parent, in the event of the latter's bankruptcy and (y) with respect to which counsel to such entity would be able at the inception of the financing to deliver a true sale and non-consolidation opinion regarding Receivables purchased by such entity.

                  "Register" shall have the meaning given such term in Section 11.3(c).

                  "Regulation D, O, T, U, or X" means Regulation D, O, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Related Property" means, with respect to each Receivable:

                           (i) all of the interest of the applicable Credit
                  Party or its Subsidiary in the goods, if any, sold and delivered to an obligor relating to the sale which gave rise to such Receivable,

                           (ii) all other security interest or Liens, and the
                  interest of the applicable Credit Party or its Subsidiary in the property subject thereto, from time to time purporting to secure payment of such Receivable, together with all financing statements signed by an obligor describing any collateral securing such Receivable and

                           (iii) all guarantees, insurance, letters of credit
                  and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable,

         in the case of clauses (ii) and (iii), whether pursuant to the contract related to such Receivable or otherwise or pursuant to any obligations evidenced by a note, instrument, contract, security agreement, chattel paper or other evidence of indebtedness or security and the proceeds thereof.

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Materials of Environmental Concern).

                  "Rent Expense" means, for any period, with respect to the Parent on a Consolidated Basis, all rent payable under an Operating Lease, as determined in accordance with GAAP.

                  "Reportable Event" means any of the events set forth in
         Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

                  "Required Financial Information" means (i) the most recently received financial statements of the Parent required to be delivered pursuant to Section 7.1(a) or (b), and (ii) the officer's certificate required by Section 7.2(b) to be delivered with the financial statements described in clause (i) above.

                  "Required Lenders" means, at any time, Lenders (other than any Defaulting Lender) holding in the aggregate at least sixty-six and sixty-seven hundredths percent (66.67%) of (i) the Commitments, and
         (ii) if the Commitments have been terminated, the outstanding Loans and Participation Interests (including the Participation Interests of the Fronting Bank in any Letters of Credit).

                  "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or as to which any of its material property is subject.

                  "Responsible Officer" means the Chief Financial Officer, the Controller, the Treasurer, the Secretary, the President or other duly authorized officer.

                  "Restricted Payment" means, with respect to any Person, (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of such Person now or hereafter outstanding, except (a) a dividend payable solely in shares of that class to the holders of that class and (b) dividends and other distributions payable to the Parent or a wholly-owned Subsidiary of the Parent, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of such Person or any warrants or options to purchase such shares now or hereafter outstanding (other than any such transaction in which the consideration consists solely of equity securities of such Person), and (iii) any payment in cash or Cash Equivalents made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of such Person now or hereafter outstanding.

                  "Revolving Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans in an aggregate principal amount at any time outstanding of up to such Lender's Revolving Commitment Percentage of the Aggregate Revolving Committed Amount as specified in Schedule 2.1(a), as such amount may be reduced from time to time in accordance with the provisions hereof.

                  "Revolving Commitment Percentage" means, for each Lender, a fraction (expressed as a decimal) the numerator of which is the Revolving Commitment of such Lender at such time and the denominator of which is the Aggregate Revolving Committed Amount at such time. The initial Revolving Commitment Percentages are set out on Schedule 2.1(a).

                  "Revolving Loans" shall have the meaning assigned to such term in Section 2.1(a).

                  "Revolving Note" or "Revolving Notes" means the promissory notes of each of the Borrowers in favor of each of the Lenders evidencing the Revolving Loans in substantially the form attached as Exhibit 2.1(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

                  "Scheduled Funded Debt Payments" means, as of the date of determination, for the Parent on a Consolidated Basis the sum of all scheduled payments of principal on Funded Debt for the applicable period ending on the date of determination (including the principal component of payments due on Capital Leases during the applicable period ending on the date of determination).

                  "Settlement Account" means any deposit account of any Credit Party maintained in the ordinary course of business pursuant to the terms of a Settlement Agreement (i) through which settlements are made in accordance with a Settlement Agreement or (ii) which is used to hold reserve funds required by such Settlement Agreement.

                  "Settlement Agreement" means an agreement between any Credit Party and a Settlement Bank pursuant to which the Settlement Bank agrees to perform clearing and settlement services for such Credit Party in connection with the CCTP Business of such Credit Party.

                  "Settlement Bank" shall mean each financial institution which is a qualified acquiring member for any credit or debit card association and which provides clearing and settlement services to a Credit Party.

                  "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

                  "Solvent" or "Solvency" means, with respect to any Person as of a particular date, that on such date (i) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, including after giving effect to the transactions contemplated by this Credit Agreement, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged, (iv) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                   "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by a Credit Party that the Parent has determined in good faith to be customary in receivables financing transactions similar to the Permitted Receivables Financings, including those representations, warranties, covenants and indemnities relating to the eligibility, origination and servicing of assets of a Receivables Subsidiary.

                  "Subsidiary" means, as to any Person, (i) any corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than fifty percent (50%) of the economic interest at any time.

                  "Termination Date" means November 16, 2004.

                  "Unused Fee" shall have the meaning given such term in
         Section 3.5(a).

                  "VISA/MasterCard" has the meaning set forth in Section 6.18.

                  "Voting Stock" means, with respect to any Person, capital stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

         1.2 COMPUTATION OF TIME PERIODS.

         For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

         1.3 ACCOUNTING TERMS.

         Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 hereof (or, prior to the delivery of the first financial statements pursuant to Section 7.1 hereof, consistent with the annual audited financial statements referenced in Section 6.1); provided, however, if (a) the Borrowers shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Agent or the Required Lenders shall so object in writing within thirty (30) days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrowers to the Lenders as to which no such objection shall have been made.


                                   SECTION 2
                               CREDIT FACILITIES

         2.1 REVOLVING LOANS.

                  (a) Revolving Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans each a "Revolving Loan" and collectively (the "Revolving Loans") to each of the Borrowers from time to time in the amount of such Lender's Revolving Commitment Percentage of such requested Revolving Loans for the purposes hereinafter set forth; provided that (i) with regard to the Lenders collectively, the aggregate principal amount of Obligations outstanding at any time shall not exceed the Aggregate Revolving Committed Amount and (ii) with regard to each Lender individually, such Lender's Revolving Commitment Percentage of the sum of the Revolving Loans plus LOC Obligations outstanding at any time shall not exceed such Lender's Revolving Commitment Percentage of the Aggregate Revolving Committed Amount. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrowers may request, and may be repaid and reborrowed in accordance with the provisions hereof.

         (b) Revolving Loan Borrowings.

                           (i) Notice of Borrowing. By no later than 10:00 A.M.
                  (San Francisco time) on the Business Day of the requested borrowing in the case of Base Rate Loans, and on the third
                  (3rd) Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans, one or more of the Borrowers shall submit a written Notice of Borrowing in the form of Exhibit 2.1(b)(i) to the Agent setting forth (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed and, (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If any such Notice of Borrowing shall fail to specify (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.1(b)(i), the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

                           (ii) Minimum Amounts. Each Revolving Loan shall be
                  in a minimum aggregate principal amount of $5,000,000, in the case of Eurodollar Loans, or

                  $1,000,000 (or the remaining Revolving Committed Amount, if less), in the case of Base Rate Loans, and integral multiples of $500,000 in excess thereof.

                           (iii) Advances. Each Lender will make its Revolving
                  Commitment Percentage of each Revolving Loan borrowing available to the Agent as specified in Section 3.12(a), or in such other manner as the Agent may specify in writing, by 12:30 P.M. (San Francisco time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Agent. Such borrowing will then be made available to one or more of the Borrowers by the Agent by crediting the account of the applicable Borrower(s) on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

                  (c) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Termination Date.

                  (d)      Interest.  Subject to the provisions of Section 3.1,

                           (i) Base Rate Loans. During such periods as
                  Revolving Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Base Rate plus the Applicable Percentage;

                           (ii) Eurodollar Loans. During such periods as
                  Revolving Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Eurodollar Rate plus the Applicable Percentage.

         Interest on Revolving Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

                  (e) Revolving Notes. The Revolving Loans shall be evidenced by a duly executed Revolving Note in favor of each Lender substantially in the form of Exhibit 2.1(e).

                  (f) Maximum Number of Eurodollar Loans. The Borrowers will be limited to a maximum number of ten (10) Eurodollar Loans outstanding at any time. For purposes hereof, Eurodollar Loans with separate or different Interest Periods will be considered as separate Eurodollar Loans even if their Interest Periods expire on the same date.

         2.2 LETTER OF CREDIT SUBFACILITY.

                  (a) Issuance. During the Commitment Period, subject to the terms and conditions hereof and of the LOC Documents, if any, and such other terms and conditions which the Fronting Bank may reasonably require, the Fronting Bank shall issue, and the Lenders shall participate in, such Letters of Credit as a Borrower may request for its own account, in a form acceptable to the Fronting Bank, for the purposes hereinafter set forth; provided that (i) the aggregate amount of LOC Obligations shall not exceed TWENTY-FIVE MILLION DOLLARS ($25,000,000) at any time (the "LOC Committed Amount"), (ii) with regard to the Lenders collectively, the aggregate principal amount of

         Obligations outstanding at any time shall not exceed the Aggregate Revolving Committed Amount and (iii) with regard to each Lender individually, such Lender's Revolving Commitment Percentage of the sum of Revolving Loans plus LOC Obligations outstanding at any time shall not exceed such Lender's Revolving Commitment Percentage of the Aggregate Revolving Committed Amount. Letters of Credit issued hereunder shall not have an original expiry date more than one (1) year from the date of issuance or extension, nor an expiry date, whether as originally issued or by extension, extending beyond the Termination Date. Each Letter of Credit shall comply with the related LOC Documents and shall be either (A) a standby letter of credit issued to support the obligations (including pension or insurance obligations), contingent or otherwise, of a Borrower or (B) a commercial letter of credit in respect of the purchase of goods or services by a Borrower in the ordinary course of business. The issuance date of each Letter of Credit shall be a Business Day.

                  (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted by a Borrower to the Fronting Bank at least three (3) Business Days prior to the requested date of issuance (or such shorter period as may be agreed by the Fronting Bank. The Fronting Bank will provide to the Agent at least monthly, and more frequently upon request, a detailed summary report on its Letters of Credit and the activity thereon, in form and substance acceptable to the Agent. In addition, the Fronting Bank will provide to the Agent for dissemination to the Lenders at least quarterly, and more frequently upon request, a detailed summary report on its Letters of Credit and the activity thereon, including, among other things, the beneficiary, the face amount, and the expiry date. The Fronting Bank will provide copies of the Letters of Credit to the Agent and the Lenders promptly upon request.

                  (c) Participation. Each Lender, with respect to Letters of Credit issued on or after the Closing Date, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a participation from the Fronting Bank in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its Revolving Commitment Percentage of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Fronting Bank therefor and discharge when due, its pro rata share of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Fronting Bank has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Agent for further credit to the Fronting Bank its Revolving Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Agent of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Lender to so reimburse the Fronting Bank shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the applicable Borrower to reimburse the Fronting Bank under any Letter of Credit, together with interest as hereinafter provided.

                  (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Fronting Bank will promptly notify the Borrower that was the applicant for such Letter of

         Credit. Unless such Borrower shall immediately notify the Fronting Bank that it intends to otherwise reimburse the Fronting Bank for such drawing, such Borrower shall be deemed to have requested that the Lenders make a Revolving Loan in the amount of the drawing as provided in subsection (e) hereof on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. Each Borrower that is the applicant under a Letter of Credit promises to reimburse the Fronting Bank on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds. If such Borrower shall fail to reimburse the Fronting Bank as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus two percent (2%). Such Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment such Borrower may claim or have against the Fronting Bank, the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of such Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Fronting Bank will promptly notify the Agent who will promptly notify the Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Agent for the account of the Fronting Bank in Dollars and in immediately available funds, the amount of such Lender's pro rata share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Agent if such notice is received at or before 12:30 P.M. (New York time) otherwise such payment shall be made at or before 9:00 A.M. (New York time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Agent for the account of the Fronting Bank in full upon such request, such Lender shall, on demand, pay to the Agent for the account of the Fronting Bank interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Agent for the account of the Fronting Bank in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Lender's obligation to make such payment to the Agent for the account of the Fronting Bank, and the right of the Fronting Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of any Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Agent for the account of the Fronting Bank, such Lender shall, automatically and without any further action on the part of the Fronting Bank or such Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Fronting Bank) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against such Borrower with respect thereto.

                  (e) Repayment with Revolving Loans. On any day on which any Borrower shall have requested, or been deemed to have requested, a Revolving Loan advance to reimburse a drawing under a Letter of Credit, the Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested by such Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan advance comprised of Base Rate Loans (or Eurodollar Loans to the extent such Borrower has complied with the procedures of Section 2.1(b)(i) with respect thereto) shall be immediately made to such Borrower by all Lenders (notwithstanding any termination of the Commitments pursuant to Section 9.2) pro rata based on the respective Revolving Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2) and the proceeds thereof shall be paid directly to the Fronting Bank for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to a Borrower), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from such Borrower on or after such date and prior to such purchase) from the Fronting Bank such participation in the outstanding LOC Obligations as shall be necessary to cause each such Lender to share in such LOC Obligations ratably (based upon the respective Revolving Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to
         Section 9.2)), provided that in the event such payment is not made on the day of drawing, such Lender shall pay in addition to the Fronting Bank interest on the amount of its unfunded Participation Interest at a rate equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Rate, and thereafter at the Base Rate.

                  (f) Designation of Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.2(a), a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary or Alliance of a Borrower, provided that notwithstanding such statement, in such circumstances the Borrower requesting such Letter of Credit shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect such Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

                  (g) Renewal, Extension. The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

                  (h) Uniform Customs and Practices. The Fronting Bank may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

                  (i) Indemnification; Nature of Fronting Bank's Duties.

                           (i) In addition to its other obligations under this
                  Section 2.2, each Borrower that is an applicant with respect to a Letter of Credit hereby agrees to protect, indemnify, pay and save the Fronting Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees actually incurred) that the Fronting Bank may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit upon the application of such Borrower or (B) the failure of the Fronting Bank to honor a drawing under a Letter of Credit issued upon the application of such Borrower as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

                           (ii) As between the Borrower that is the applicant
                  for a Letter of Credit and the Fronting Bank for such Letter of Credit, such Borrower shall assume all risks of the acts, omissions or misuse of any such Letter of Credit by the beneficiary thereof. The Fronting Bank shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of the Fronting Bank, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Fronting Bank's rights or powers hereunder.

                           (iii) In furtherance and extension and not in
                  limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Fronting Bank, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Fronting Bank under any resulting liability to such Borrower. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Fronting Bank against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrowers, including, without limitation, any and all

                  Government Acts. The Fronting Bank shall not, in any way, be liable for any failure by the Fronting Bank or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Fronting Bank.

                           (iv) Nothing in this Section 2.2(i) is intended to
                  limit the reimbursement obligations of the Borrowers contained in subsection (d) above. The obligations of the Borrowers under this Section 2.2(i) shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Fronting Bank to enforce any right, power or benefit under this Credit Agreement.

                           (v) Notwithstanding anything to the contrary
                  contained in this subsection (i), the Borrowers shall have no obligation to indemnify the Fronting Bank in respect of any liability incurred by the Fronting Bank (A) to the extent arising out of the gross negligence or willful misconduct of the Fronting Bank, as determined by a court of competent jurisdiction, or (B) caused by the Fronting Bank's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

                  (j) Responsibility of Fronting Bank. It is expressly understood and agreed that the obligations of the Fronting Bank hereunder to the Lenders are only those expressly set forth in this Credit Agreement and that the Fronting Bank shall be entitled to assume that the conditions precedent set forth in Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any Lender to recover from the Fronting Bank any amounts made available by such Lender to the Fronting Bank pursuant to this Section 2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Fronting Bank.

                  (k) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document (including any letter of credit application), this Credit Agreement shall control.

         2.3 SEVERAL OBLIGATIONS OF THE BORROWERS.

         The obligations of the Borrowers, as Borrowers, are several and not joint obligations of each of the Borrowers.

                                   SECTION 3
                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES

         3.1 DEFAULT RATE.

         Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate two percent (2%) greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then two percent (2%) greater than the Base Rate).

         3.2 EXTENSION AND CONVERSION.

         Subject to the terms of Section 5.2, the Borrowers shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; provided, however, that (a) except as provided in Section 3.8, Eurodollar Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (b) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the date of extension or conversion and the conditions set forth in subsections (b) and (c) of Section 5.2 have been satisfied, (c) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set forth in
Section 1.1 and shall be in such minimum amounts as provided in, Section 2.1(b)(ii), and (d) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one (1) month. Each such extension or conversion shall be effected by one or more of the Borrowers by giving a Notice of Extension/Conversion, in the form of Exhibit 3.2, to the Agent prior to 10:00 A.M. (San Francisco time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third (3rd) Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be irrevocable and shall constitute a representation and warranty by the applicable Borrower of the matters specified in subsections (b) through (c) of
Section 5.2. In the event a Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Eurodollar Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

         3.3 PREPAYMENTS.

                  (a) Voluntary Prepayments. Loans may be repaid in whole or in part without premium or penalty; provided that (i) Eurodollar Loans may not be prepaid other than at the end of the Interest Period applicable thereto and only then on three (3) Business Days' prior written notice to the Agent, (ii) any prepayment of Eurodollar Loans will be subject to Section 3.11, (iii) Base Rate Loans may be prepaid by the Borrowers by giving notice to the Agent prior to 10:00 A.M. (San Francisco time) on the day of repayment of the requested prepayment, and (iv) each such partial prepayment shall be in a minimum principal amount of $5,000,000, in the case of Eurodollar Loans, and $1,000,000, in the case of Base Rate Loans, and in integral multiples of $1,000,000 in excess thereof. Any such voluntary prepayments shall be applied in the manner directed by the applicable Borrower in the notice of prepayment, or if any notice of prepayment fails to specify the application thereof, such prepayment shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of their Interest Period maturities.

                  (b) Mandatory Prepayments.

                           (i) If at any time, the aggregate principal amount
                  of Obligations shall exceed the Aggregate Revolving Committed Amount as reduced from time to time, the Borrowers shall immediately make a principal payment to the Lenders for application to the Obligations in the manner and in an amount necessary to be in compliance with Section 2.1. Any such mandatory prepayment shall be applied first to Base Rate Loans and then to Eurodollar Loans in the direct order of their Interest Period maturities.

                           (ii) Asset Dispositions. The Revolving Loans
                  outstanding hereunder shall be prepaid in an amount equal to one hundred percent (100%) of the Net Proceeds received from Asset Dispositions to the extent that (A) such Net Proceeds are not reinvested in similar property or assets within one hundred eighty (180) days of the date of sale, lease, disposition, casualty, theft or loss which gave rise to the Asset Disposition, and (B) the aggregate amount of such Net Proceeds not reinvested in accordance with the foregoing subsection (i) shall exceed $1,000,000 in any fiscal year.

         3.4 VOLUNTARY REDUCTIONS IN REVOLVING COMMITMENTS.

                  The Borrowers may from time to time permanently reduce the aggregate amount of the Revolving Commitments in whole or in part without premium or penalty except as provided in Section 3.11 upon three (3) Business Days' prior written notice to the Agent (who shall promptly notify each Lender), provided that (i) after giving effect to any voluntary reduction the aggregate amount of Obligations shall not exceed the Aggregate Revolving Committed Amount, as reduced, and (ii) partial reductions shall be minimum principal amount of $5,000,000, and in integral multiples of $1,000,000 in excess thereof.

         3.5 FEES.

                  (a) Unused Fee. In consideration of the Revolving Commitments hereunder, NIS agrees to pay to the Agent, for the ratable benefit of the Lenders, an unused fee (the "Unused Fee") equal to the Applicable Percentage for Unused Fees then in effect (calculated on the basis of actual number of days elapsed in a year of three hundred sixty (360)
         days) on the average daily unused portion of the Aggregate Revolving Committed Amount for the applicable period. The Unused Fee shall be payable quarterly in arrears on the fifteenth (15th) day following the last day of each calendar quarter (as well as on the Termination Date) for the immediately preceding quarter (or portion thereof) beginning with the first such date to occur after the Closing Date.

                  (b) Letter of Credit Fees.

                           (i) Letter of Credit Issuance Fee. In consideration
                  of the issuance of Letters of Credit hereunder, each Borrower promises to pay to the Agent, for the account of each Lender, a fee (the "Letter of Credit Fee") on such Lender's Revolving Commitment Percentage of the average daily maximum amount available to be drawn under each such standby Letter of Credit issued for the account of such Borrower computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage for Letter of Credit Fees then in effect. The Letter of Credit Fee will be payable quarterly in arrears on the last Business Day of each March, June, September and December (as well as on the Termination Date) for the immediately preceding quarter (or a portion thereof).

                           (ii) Fronting Bank Fee. In addition to the Letter of
                  Credit Fee payable pursuant to clause (i) above, each Borrower promises to pay to the Fronting Bank for its own account without sharing by the other Lenders (A) letter of credit fronting and negotiation fees of one-eighth percent (1/8%) per annum on the average daily maximum amount available to be drawn under outstanding Letters of Credit issued for the account of such Borrower payable quarterly in arrears with the Letter of Credit Fee, and (B) customary charges from time to time of the Fronting Bank with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Fronting Bank Fees").

                  (c) Administrative Fees. NIS agrees to pay to the Agent, for its own account, an annual administrative fee and such other fees, if any, referred to in the Agent's Fee Letter.

         3.6 CAPITAL ADEQUACY.

         If any Lender has determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, upon notice from such Lender to the Borrowers, the Borrowers shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

         3.7 INABILITY TO DETERMINE INTEREST RATE.

         If prior to the first (1st) day of any Interest Period, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrowers and the Lenders as soon as practicable thereafter. If such notice is given (a) any Eurodollar Loans requested to be made on the first
(1st) day of such Interest Period shall be made as Base Rate Loans and (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrowers have the right to convert Base Rate Loans to Eurodollar Loans.

         3.8 ILLEGALITY.

         Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement,
(a) such Lender shall promptly give written notice of such circumstances to the Borrowers and the Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.11.

         3.9 REQUIREMENTS OF LAW.

         If, after the date hereof, the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

                  (a) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit, any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for (i) Non-Excluded Taxes covered by Section 3.10 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.10(b)) and (ii) changes in taxes measured by or imposed upon the net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof));

                  (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrowers from such Lender, through the Agent, in accordance herewith, the Borrowers shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that, in any such case, the Borrowers may elect to convert the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Agent at least one (1) Business Day's notice of such election, in which case the Borrowers shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 3.11. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Borrowers, through the Agent, certifying (x) that one of the events described in this paragraph
(a) has occurred and describing in reasonable detail the nature of such event,
(y) as to the increased cost or reduced amount resulting from such event and
(z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Agent, to the Borrowers shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.10 TAXES.

                  (a) Except as provided below in this subsection, all payments made by the Borrowers under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes (collectively, "Excluded Taxes"). If any taxes, levies, imposts, duties, charges, fees, deductions or withholdings other than Excluded Taxes (collectively "Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, however, that the Borrowers shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection whenever any Non-Excluded Taxes are payable by the Borrowers, and (B) as promptly as possible thereafter the Borrowers shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by one or more of the Borrowers showing payment thereof. If the Borrowers fail to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrowers shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                           (X)(i) on or before the date of any payment by the
                  Borrowers under this Credit Agreement or Notes to such Lender, deliver to the Borrowers and the Agent (A) two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                                    (ii) deliver to the Borrowers and the Agent
                           two (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers; and

                                    (iii) obtain such extensions of time for
                           filing and complete such forms or certifications as may reasonably be requested by the Borrowers or the Agent; or

                           (Y) in the case of any such Lender that is not a
                  "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (i) represent to the Borrowers (for the benefit of the Borrowers and the Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (ii) agree to furnish to the Borrowers on or before the date of any payment by the Borrowers, with a copy to the Agent two (2) accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Credit Agreement and any Notes (and to deliver to the Borrowers and the Agent two (2) further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrowers or the Agent for filing and completing such forms), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by the Borrowers, to provide to the Borrowers (for the benefit of the Borrowers and the Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes;

         unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrowers and the Agent. Each Person that shall become a Lender or a participant of a Lender pursuant to
         Section 11.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, provided that in the case of a participant of a Lender the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

         3.11 INDEMNITY.

         The Borrowers promise to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) any payment, prepayment, or conversion of a Eurodollar Loan for any reason including, without limitation, in connection with any assignment by Bank of America pursuant to Section 11.3(b) as part of the primary syndication of the Loans during the 180-day period immediately following the Closing Date, (b) default by any of the Borrowers in making a borrowing of, conversion into or continuation of Eurodollar Loans after notice has been given requesting the same in accordance with the provisions of this Credit

Agreement, (c) default by the Borrowers in making any prepayment of a Eurodollar Loan after notice thereof has been given in accordance with the provisions of this Credit Agreement or (d) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The covenants of the Borrowers set forth in this Section
3.11 shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.12 PRO RATA TREATMENT.

         Except to the extent otherwise provided herein:

                  (a) Loans. Each Extension of Credit in respect of the Revolving Loans and LOC Obligations and payments of principal, interest and fees (including the Unused Fee and Letter of Credit Fee) on or in respect thereof and each reduction in Commitments, relating thereto, and each conversion or extension of such Loans and Obligations, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Revolving Loans and Participation Interests.

                  (b) Advances. Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its ratable share of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to one or more of the Borrowers a corresponding amount. If such amount is not made available to the Agent by such Lender within the time period specified therefor hereunder, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the Federal Funds Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

         3.13 SHARING OF PAYMENTS.

         The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrowers agree that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligations or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this
Section 3.13 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.13 to share in the benefits of any recovery on such secured claim.

         3.14 PAYMENTS, COMPUTATIONS, ETC.

                  (a) Except as otherwise specifically provided herein, all payments hereunder shall be made to the Agent in dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, at the Agent's office specified in Section
         11.1 not later than 12:30 P.M. (San Francisco time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of any of the Borrowers maintained with the Agent (with notice to the Borrowers). The Borrowers (or any of them) shall, at the time a payment is made under this Credit Agreement, specify to the Agent the Loans, LOC Obligations, Fees, interest or other amounts payable by the Borrowers hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Agent shall distribute such payment to the Lenders in such manner as the Agent may determine to be appropriate in respect of obligations owing by the Borrowers hereunder, subject to the terms of Section 3.12(a)). The Agent will distribute such payments to such Lenders, if such payment is received on or before 12:30 P.M. (San Francisco time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar

         Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of three hundred sixty (360) days, except with respect to computation of interest on Base Rate Loans which (unless the Base Rate is determined by reference to the Federal Funds Rate) shall be calculated based on a year of three hundred sixty-five (365) or three hundred sixty-six
         (366) days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

                  (b) Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent or any Lender on account of the Obligations or any other amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

                           FIRST, to the payment of all reasonable out of
                  pocket costs and expenses (including without limitation, reasonable attorney's fees actually incurred) of the Agent in connection with enforcing the rights of the Lenders under the Credit Documents;

                           SECOND, to payment of any fees owed to the Agent;

                           THIRD, to the payment of all reasonable
                  out-of-pocket costs, fees and expenses (including without limitation, reasonable attorneys' fees actually incurred) of the Agent and each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Obligations owing to such Lender;

                           FOURTH, to the payment of all accrued interest and
                  fees on or in respect of the Obligations;

                           FIFTH, to the payment of the outstanding principal
                  amount of the Obligations (including the payment or cash collateralization of the outstanding LOC Obligations);

                           SIXTH, to all other Obligations and other
                  obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                           SEVENTH, to the payment of the surplus, if any, to
                  whoever may be lawfully entitled to receive such surplus.

         In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Obligations held by such Lender bears to the aggregate then outstanding Obligations) of amounts available to be applied pursuant to clauses "THIRD",

         "FOURTH" "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Agent in a cash collateral account and applied (A) first, to reimburse the Fronting Bank for any drawings under such Letters of Credit and (B) then, following the expiration or earlier cancellation of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 3.14(b).

         3.15 EVIDENCE OF DEBT.

                  (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrowers from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary, and to provide a copy of such account or accounts to the Borrowers upon request.

                  (b) The Agent shall maintain the Register pursuant to Section 11.3(c) hereof, and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from or for the account of a Borrower and each Lender's share thereof. The Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

                  (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.15 (and, if consistent with the entries of the Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Lender or the Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrowers to repay the Loans made by such Lender in accordance with the terms hereof.

         3.16 REPLACEMENT OF LENDERS.

                  Upon the occurrence of (i) (x) an event that requires the Borrowers to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.6, 3.9 or 3.10 and (y) a demand by a Lender for such amounts from the Borrowers, (ii) a default by a Lender in its obligation to fund Loans hereunder or (iii) a grant or other transfer of a participation by any Lender of its interests and obligations hereunder pursuant to Section 11.3(d) to any bank or financial institution which (x) is engaged in a CCTP Business, (y) could reasonably be considered a competitor of a Borrower and (z) is objectionable to the Borrowers in the exercise of their reasonable judgment, then, in any such case, the Borrowers may, at their sole expense and effort, upon notice to the applicable Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.3), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (a) the Borrowers shall have received the prior written consent of the Agent (and, if the LOC Commitment is being assigned, the Fronting Bank), which consent shall not unreasonably be withheld, (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (c) in the case of any such assignment resulting from a claim for compensation under Section 3.9, such assignment will result in a material reduction in such compensation or payments. If a Lender defaults, the Borrowers do not waive any of their rights against such Lender if the Borrowers cause the defaulting Lender to assign its position. The Borrowers agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment (including any break-funding costs).


                                   SECTION 4
                                    GUARANTY

         4.1 THE GUARANTEE.

         Each of the Guarantors hereby jointly and severally irrevocably guarantees to each Lender, to each Affiliate of a Lender that enters into a Hedging Agreement, and to the Agent as hereinafter provided the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Credit Party Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Party Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

         Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or Hedging Agreements, the obligations of each Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

         4.2 OBLIGATIONS UNCONDITIONAL.

         The obligations of the Guarantors under Section 4.1 hereof are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or Hedging Agreements, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Credit Party Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against any of the Borrowers or any other Guarantor of the Credit Party Obligations for amounts paid under this Guaranty until such time as the Lenders (and any Affiliates of Lenders entering into Hedging Agreements) have been paid in full, all Commitments under the Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents or Hedging Agreements. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

                  (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Credit Party Obligations shall be extended, or such performance or compliance shall be waived;

                  (b) any of the acts mentioned in any of the provisions of any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements shall be done or omitted;

                  (c) the maturity of any of the Credit Party Obligations shall be accelerated, or any of the Credit Party Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements shall be waived or any other guarantee of any of the Credit Party Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

                  (d) any Lien granted to, or in favor of, the Agent or any Lender or Lenders as security for any of the Credit Party Obligations shall fail to attach or be perfected; or

                  (e) any of the Credit Party Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements, or against any other Person under any other guarantee of, or security for, any of the Credit Party Obligations.

         4.3 REINSTATEMENT.

         The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         4.4 CERTAIN ADDITIONAL WAIVERS.

         Without limiting the generality of the provisions of this Section 4, each Guarantor hereby specifically waives the benefits of N.C. Gen. Stat. ss.ss. 26-7 through 26-9, inclusive, to the extent applicable. Each Guarantor further agrees that such Guarantor shall have no right of recourse to security for the Credit Party Obligations, except through the exercise of rights of subrogation pursuant to Section 4.2 and through the exercise of rights of contribution pursuant to Section 4.6.

         4.5 REMEDIES.

         The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 9.2 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said
Section 9.2) for purposes of Section 4.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Credit Party Obligations being deemed to have become automatically due and payable), the Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of said Section 4.1.

         4.6 RIGHTS OF CONTRIBUTION.

         The Guarantors hereby agree, as among themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below), each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the succeeding provisions of this Section 4.6), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Guarantor) of such Excess Payment (as defined below). The payment obligation of any Guarantor to any Excess Funding Guarantor under this Section 4.6 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Section 4, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (a) "Excess Funding Guarantor" shall mean, in respect of any obligations arising under the other provisions of this Section 4 (hereafter, the "Guarantied Obligations"), a Guarantor that has paid an amount in excess of its Pro Rata Share of the Guarantied Obligations; (b) "Excess Payment" shall mean, in respect of any Guarantied Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guarantied Obligations; and (c) "Pro Rata Share", for the purposes of this
Section 4.6, shall mean, for any Guarantor, the ratio (expressed as a percentage) of (i) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair saleable value of all assets and other properties of the Borrowers and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrowers and the Guarantors hereunder) of the Borrowers and all of the Guarantors, all as of the Closing Date (if any Guarantor becomes a party hereto subsequent to the Closing Date, then for the purposes of this Section 4.6 such subsequent Guarantor shall be deemed to have been a Guarantor as of the Closing Date and the information pertaining to, and only pertaining to, such Guarantor as of the date such Guarantor became a Guarantor shall be deemed true as of the Closing Date).

         4.7 CONTINUING GUARANTEE.

         The guarantee in this Section 4 is a continuing guarantee, and shall apply to all Credit Party Obligations whenever arising.


                                   SECTION 5
                                   CONDITIONS

         5.1 CONDITIONS TO CLOSING.

         This Credit Agreement shall become effective, and the initial Extensions of Credit may be made, upon the satisfaction of the following conditions precedent:

                  (a) Execution of Credit Agreement and Credit Documents. Receipt of (i) multiple counterparts of this Credit Agreement, (ii) a Revolving Note for each Lender, and (iii) multiple counterparts of the Pledge Agreement, executed by a duly authorized officer of each party thereto and in each case conforming to the requirements of this Credit Agreement.

                  (b) Financial Information. Receipt of financial information regarding the Parent and its Subsidiaries, as may be requested by, and in form and substance satisfactory to the Agent, including without limitation, the consolidated financial statements of the Parent and its Subsidiaries for the fiscal years 1997 and 1998, including balance sheets and income and cash flow statements, audited by independent certified public accountants of recognized national standing and containing an unqualified opinion of such firm that such statements present fairly, in all material respects, the consolidated financial position and results of operations of the Parent and its Subsidiaries, and are prepared in conformity with GAAP.

                  (c) Absence of Legal Proceedings. The absence of any action, suit, investigation or proceeding pending in any court or before any arbitrator or governmental instrumentality which would reasonably be expected to have a Material Adverse Effect.

                  (d) Legal Opinions. Receipt of multiple counterparts of opinions of counsel for the Credit Parties relating to the Credit Documents and the transactions contemplated herein, in form and substance satisfactory to the Agent and its counsel.

                  (e) Corporate Documents. Receipt of the following (or their equivalent) for each of the Credit Parties:

                           (i) Articles of Incorporation. Copies of the
                  articles of incorporation or charter documents certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its incorporation.

                           (ii) Resolutions. Copies of resolutions of the Board
                  of Directors approving and adopting the respective Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date.

                           (iii) Bylaws. Copies of the bylaws certified by a
                  secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date.

                           (iv) Good Standing. Copies, where applicable, of
                  certificates of good standing, existence or its equivalent certified as of a recent date by the appropriate governmental authorities of the state of incorporation and each other state in which the failure to so qualify and be in good standing would have a material adverse effect on the business or operations of the Credit Parties in such state.

                  (f) Material Adverse Effect. There shall not have occurred a change since June 30, 1999, that has had or would reasonably be expected to have a Material Adverse Effect (including without limitation matters related to litigation, tax, accounting, labor, insurance and pension liabilities).

                  (g) Officer's Certificate. The Agent shall have received a certificate or certificates in substantially the form of Exhibit 5.1, attached hereto, executed by the chief financial officer of the Parent as of the Closing Date stating that (A) the Parent and each of the Parent's Subsidiaries are in compliance with all existing financial obligations the noncompliance with which would reasonably be expected to have a Material Adverse Effect, (B) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (C) no action, suit, investigation or proceeding is pending or, to such Person's knowledge, threatened in any court or before any arbitrator or governmental instrumentality that purports to affect the Parent, any of the Parent's Subsidiaries or any transaction contemplated by the Credit Documents which, if adversely determined, might be reasonably expected to have a Material Adverse Effect, and
         (D) immediately after
         giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated herein or therein to occur on such date, (1) each Credit Party is Solvent, (2) no Default or Event of Default exists, (3) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (4) the Parent is in compliance with each of the financial covenants set forth in Section 7.9.

                  (h) Fees. Receipt of all fees, if any, owing pursuant to
         Section 3.5 or otherwise.

                  (i) Payment of Indebtedness Under Existing Credit Agreement. The Agent shall have received evidence satisfactory to it that the Credit Parties have paid in full any amounts outstanding under the Existing Credit Agreement, or will pay in full such amounts with the proceeds of the initial borrowing hereunder.

                  (j) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Credit Agreement shall be reasonably satisfactory in form and substance to the Agent and the Required Lenders.

         5.2 CONDITIONS TO ALL EXTENSIONS OF CREDIT.

         The obligation of each Lender (including the Fronting Bank) to make any Extension of Credit hereunder (including the initial Extension of Credit to be made hereunder) is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

                  (a) Notice. The applicable Borrower shall have delivered in the case of any new Revolving Loan, a Notice of Borrowing, duly executed and completed, by the time specified in Section 2.1, (ii) in the case of any Letter of Credit, to the Fronting Bank an appropriate request for issuance in accordance with the provisions of Section 2.2.

                  (b) Representations and Warranties. The representations and warranties made by the Credit Parties herein or in any other Credit Documents or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct in all material respects on and as of the date of such Extension of Credit as if made on and as of such date (except for those which expressly relate to an earlier date).

                  (c) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Credit Agreement.

         Each request for Extension of Credit (including extensions and conversions) and each acceptance by any of the Borrowers of an Extension of Credit (including extensions and conversions) shall be deemed to constitute a representation and warranty by each of the Borrowers as of the date of such Extension of Credit that the applicable conditions in paragraphs (b) and (c) of this subsection have been satisfied.

                                   SECTION 6
                         REPRESENTATIONS AND WARRANTIES

         To induce the Lenders to enter into this Credit Agreement and to make Extensions of Credit herein provided for, each Credit Party hereby represents and warrants to the Agent and to each Lender that:

         6.1      FINANCIAL CONDITION.

         The financial statements delivered to the Agent pursuant to Section 5.1(b) and Section 7.1 have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, are complete and correct in all material respects and present fairly the financial condition and results from operations of the entities and for the periods specified, subject in the case of interim company-prepared statements to normal year-end adjustments.

         6.2      NO CHANGES OR RESTRICTED PAYMENTS.

         Since June 30, 1999, (a) there has been no circumstance, development or event relating to or affecting the Parent or any of its Subsidiaries which has had or would be reasonably expected to have a Material Adverse Effect and
(b) except as permitted herein, no Restricted Payments have been made or declared, or are required to be made or declared pursuant to any agreement (as to which no conditions to the requirement to make such Restricted Payment remain to be satisfied) entered into, by the Parent or any of its Subsidiaries.

         6.3      ORGANIZATION; EXISTENCE; COMPLIANCE WITH LAW.

         Each of the Parent and its Subsidiaries (a) is duly organized, validly existing in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not, in the aggregate, have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

         6.4      POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

         Each Credit Party has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery or performance of any Credit Documents by any Credit Party (other than those which have been obtained) or with the validity or enforceability of any Credit Document against such Credit Party (except such filings as are necessary in connection with the perfection of the Liens created by such Credit

Documents). Each Credit Document to which a Credit Party is a party constitutes a legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         6.5      NO LEGAL BAR.

         The execution, delivery and performance of the Credit Documents, the borrowings hereunder and the use of the Extensions of Credit will not violate any Requirement of Law or any Contractual Obligation of any Credit Party or any of its Subsidiaries (except those as to which waivers or consents have been obtained), and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation (other than the Liens arising under or contemplated in connection with the Credit Documents). None of the Credit Parties nor any of their Subsidiaries are in default under or with respect to any of their Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect.

         6.6      NO MATERIAL LITIGATION.

         No claim, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of any Credit Party, threatened by or against, the Parent or any of its Subsidiaries or against any of their respective properties or revenues which
(a) relate specifically to the Credit Documents or any of the transactions contemplated hereby or thereby, or (b) if adversely determined, would reasonably be expected to have a Material Adverse Effect. Set forth on Schedule
6.6 is a summary that, as of the Closing Date, describes all material claims, litigation, investigations and proceedings pending or, to the best knowledge of any Credit Party, threatened by or against the Parent or any of its Subsidiaries or against any of their respective properties or revenues, and none of such actions, individually or in the aggregate, is reasonably expected to have a Material Adverse Effect.

         6.7      NO DEFAULT.

         No Default or Event of Default has occurred and is continuing.

         6.8      OWNERSHIP OF PROPERTY; LIENS.

         Each of the Parent and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien, except for Permitted Liens.

         6.9      INTELLECTUAL PROPERTY.

         Each of the Parent and its Subsidiaries owns, or has the legal right to use, all United States trademarks, tradenames, copyrights, patents, technology, know-how and processes, if any, necessary for each of them to conduct its business as currently conducted (the "Intellectual

Property") except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and the use of such Intellectual Property by the Parent or any of its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

         6.10     NO BURDENSOME RESTRICTIONS.

         No Requirement of Law or Contractual Obligation of the Parent or any of its Subsidiaries would be reasonably expected to have a Material Adverse Effect.

         6.11     TAXES.

         Each of the Parent and its Subsidiaries (a) has filed or caused to be filed all United States federal income tax returns and all other material tax returns which, to the best knowledge of the Credit Parties, are required to be filed and (b) has paid (i) all taxes shown to be due and payable on said returns, (ii) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and (c) all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (x) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (y) taxes, fees or other charges the amount or validity of which are currently being contested and with respect to which reserves in conformity with GAAP have been provided on the books of such Person), and no tax Lien (other than a Permitted Lien) has been filed, and, to the best knowledge of the Credit Parties, no claim is being asserted, with respect to any such tax, fee or other charge.

         6.12     ERISA

         Except as would not reasonably be expected to have a Material Adverse
Effect:

                  (a) During the five (5) year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

                  (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

                  (c) Neither the Parent, nor any of its Subsidiaries nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Parent, nor any of its Subsidiaries nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if the Parent, any of its Subsidiaries or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither the Parent, nor any of its Subsidiaries nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

                  (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject the Parent, any of its Subsidiaries or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Parent, any of its Subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

                  (e) Neither the Parent, nor any of its Subsidiaries, nor any ERISA Affiliate has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects of such sections.

         6.13     GOVERNMENTAL REGULATIONS, ETC.

                  (a) No part of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by any Lender or the Agent, the Borrowers will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U. No indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation D, O, T, U or X.

                  (b) Neither the Parent, nor any of its Subsidiaries, is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, neither the Parent, nor any of its Subsidiaries, is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (c) Each of the Parent and its Subsidiaries has obtained all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its respective Property and to the conduct of its business, other than licenses, permits, franchises and other governmental authorizations where the failure to obtain the same would not reasonably be expected to have a Material Adverse Effect.

                  (d) Neither the Parent, nor any of its Subsidiaries is in violation of any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or any other jurisdiction, or of any agency thereof (including without limitation, environmental laws and regulations), which violation would reasonably be expected to have a Material Adverse Effect.

                  (e) Each of the Parent and its Subsidiaries is current with all reports and documents, if any, required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions, except for noncompliance which would not reasonably be expected to have a Material Adverse Effect.

         6.14     PURPOSE OF EXTENSIONS OF CREDIT.

         The Loans will be used solely (a) to refinance existing Funded Debt,
(b) for working capital, capital expenditures and other general corporate purposes and (c) to finance authorized share repurchases and Acquisitions in accordance with the terms of this Credit Agreement. The Letters of Credit shall be used only for the purposes set forth in Section 2.2(a).

         6.15     ENVIRONMENTAL MATTERS.

         Except as would not reasonably be expected to have a Material Adverse
Effect:

                  (a) Each of the facilities and properties owned, leased or operated by the Parent or any of its Subsidiaries (the "Properties") and all operations at the Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Properties or the businesses operated by the Parent or any of its Subsidiaries (the "Businesses"), and there are no conditions relating to the Businesses or Properties that could give rise to liability under any applicable Environmental Laws.

                  (b) None of the Properties contains, or has previously contained, any Materials of Environmental Concern at, on or under the Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

                  (c) Neither the Parent nor any of its Subsidiaries has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Businesses, nor does the Parent or any of its Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened.

                  (d) Materials of Environmental Concern have not been transported or disposed of from the Properties, or generated, treated, stored or disposed of at, on or under any of the Properties or any other location, in each case by or on behalf of the Parent or any of its Subsidiaries in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of the Credit Parties, threatened, under any Environmental Law to which the Parent or any of its Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Parent or any of its Subsidiaries, the Properties or the Businesses.

                  (f) There has been no release or, threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations (including, without limitation, disposal) of the Parent or any of its Subsidiaries in connection with the Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

         6.16     INSURANCE.

         Schedule 6.16 hereto sets forth a true and correct summary, as of the Closing Date, of all material insurance carried by the Credit Parties. The Credit Parties maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses. The Credit Parties are in compliance with all conditions contained in such insurance policies, except for noncompliance which would not reasonably be expected to have a Material Adverse Effect.

         6.17     INDEBTEDNESS.

         The Credit Parties and their wholly-owned Subsidiaries have no Indebtedness other than (a) as provided for or disclosed in Schedule 8.1 or in the financial statements referred to in Section 6.1 and (b) as otherwise permitted by this Credit Agreement.

         6.18     VISA/MASTERCARD.

         Each Borrower (a) as of the Closing Date, is registered as a member service provider with both VISA U.S.A. Inc. and MasterCard International Incorporated ("VISA/MasterCard"), (b) is


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
appropriately registered with VISA/MasterCard for each clearing bank with which it conducts business and is required to be so registered, and (c) has complied with all requirements of VISA/MasterCard necessary or desirable to the conduct of its business, the failure to comply with which would have a Material Adverse Effect.

         6.19     SUBSIDIARIES AND JOINT VENTURES.

         As of the Closing Date, the Parent has no Subsidiaries except for the Subsidiaries listed on Schedule 6.19. As of the Closing Date, neither the Parent nor any Subsidiary of the Parent owns any equity interest in, or advances loans to, any joint venture, except for Subsidiaries and Alliances listed on Schedule 6.19.

         6.20     SOLVENCY.

         Each Credit Party is and, after consummation of the transactions contemplated by this Credit Agreement, will be Solvent.

         6.21     INVESTMENTS.

         All Investments of each Credit Party and its wholly-owned Subsidiaries are (a) as set forth on Schedule 8.5 or (b) otherwise constitute Permitted Investments.

         6.22     DISCLOSURE.

         Neither this Credit Agreement nor any financial statements delivered to the Agent or the Lenders nor any other document, certificate or statement furnished to the Agent or the Lenders by or on behalf of any Credit Party in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein, taken as a whole, not misleading.

         6.23     LABOR CONTRACTS AND DISPUTES.

         To each Credit Party's knowledge, (a) there is no collective bargaining agreement or other labor contract covering employees of any Credit Party; (b) no union or other labor organization is seeking to organize, or be recognized as, a collective bargaining unit of employees of any Credit Party; and (c) there is no pending or threatened strike, work stoppage, material unfair labor practice claim or other material labor dispute against or affecting any Credit Party or its employees, in each case except to the extent such labor contract, development or dispute would not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, no Credit Party is involved in any material labor contracts, developments and disputes of the type described above, and none of such contracts, developments or disputes, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

         6.24     BROKER'S FEES.

         No Credit Party will pay or agree to pay, or reimburse any other Person (other than an Agent or Lender) with respect to any finder's, broker's, investment banking or other similar fee in connection with any of the transactions evidenced by the Credit Documents.


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
         6.25     YEAR 2000 COMPLIANCE.

         Each Credit Party believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so would not reasonably be expected to have Material Adverse Effect.


                                   SECTION 7
                             AFFIRMATIVE COVENANTS

         Each Credit Party covenants and agrees that on and after the Closing Date, and for so long as this Credit Agreement is in effect and until the Commitments have been terminated, no Obligations remain outstanding and all amounts owing hereunder or in connection herewith have been paid in full, each of the Parent and its wholly-owned Subsidiaries shall:

         7.1      FINANCIAL STATEMENTS.

         Furnish, or cause to be furnished, to the Agent and each of the
Lenders:

                  (a) Audited Financial Statements. As soon as available, but in any event within ninety (90) days after the end of each fiscal year, an audited consolidated balance sheet of the Parent and its Subsidiaries as of the end of the fiscal year and the related consolidated statements of income, retained earnings, shareholders' equity and cash flows for the year, audited by a "Big Five" accounting firm or another independent certified public accountants of nationally recognized standing that is reasonably acceptable to the Agent, setting forth in each case in comparative form the figures for the previous year, reported without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification.

                  (b) Company-Prepared Financial Statements. As soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter (including the fourth fiscal quarter), a company-prepared consolidated balance sheet of the Parent and its Subsidiaries as of the end of such quarter and related company-prepared consolidated statements of income, retained earnings, shareholders' equity and cash flows for such period and for the fiscal year to date in a format and with detail satisfactory to the Agent and sufficient to calculate the applicable financial covenants, in each case setting forth in comparative form the consolidated figures for the corresponding period or periods of the preceding fiscal year or the portion of the fiscal year ending with such period, as applicable, in each case subject to normal recurring year-end audit adjustments.

All such financial statements are to present fairly in all material respects the consolidated financial condition and results of operations of the Parent and its Subsidiaries for the periods presented (subject, in the case of interim statements, to normal recurring year-end audit adjustments) and to be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance


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
with GAAP applied consistently throughout the periods reflected therein and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, any change in the application of accounting principles as provided in Section 1.3.

         7.2      CERTIFICATES; OTHER INFORMATION.

         Furnish, or cause to be furnished, to the Agent for distribution to the Lenders:

                  (a) Accountant's Certificate and Reports. Concurrently with the delivery of the financial statements referred to in subsection 7.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate.

                  (b) Officer's Certificate. Concurrently with the delivery of the financial statements referred to in Sections 7.1(a) and 7.1(b) above, a certificate of a Responsible Officer (i) stating that, to the best of such Responsible Officer's knowledge and belief,
         (A) the financial statements fairly present in all material respects the financial condition of the parties covered by such financial statements, (B) as of such date, no Default or Event of Default has occurred and is continuing, and (C) as of such date, such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) including, as of the end of the relevant fiscal quarter, the calculations required to indicate compliance with Section 7.9 and information as to compliance with certain other covenants contained herein. A form of Officer's Compliance Certificate is attached as Exhibit 7.2(b).

                  (c) Public Information. Promptly upon delivery, copies of all reports (other than those otherwise provided pursuant to subsection 7.1) and other financial information which the Parent or any of its Subsidiaries sends to its public stockholders, generally, and promptly after the same are filed, copies of all financial statements and non-confidential reports which the Parent or any of its Subsidiaries may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority.

                  (d) Other Information. Promptly, such additional financial and other information as the Agent, at the request of any Lender, may from time to time reasonably request.

         7.3      NOTICES.

         Give notice to the Agent (which shall promptly transmit such notice to each Lender) of:

                  (a)      Defaults. Immediately (and in any event within two
         (2) Business Days) after any Credit Party knows thereof, the occurrence of any Default or Event of Default.

                  (b) Contractual Obligations. Promptly, the initiation of any default or event of default under any Contractual Obligation of the Parent or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect.

                  (c) Legal Proceedings. Promptly, any litigation, or any investigation or proceeding (including without limitation, any environmental proceeding) known to the Parent or any of its Subsidiaries, or any material development in respect thereof, affecting the Parent or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect.

                  (d) ERISA. Promptly after any Responsible Officer of any Credit Party knows thereof, (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against any of their ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the Parent or any of its Subsidiaries or any ERISA Affiliate are required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect; or (iv) any change in the funding status of any Plan that reasonably would be expected to have a Material Adverse Effect; together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of the Credit Parties briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Parent or any of its Subsidiaries shall furnish the Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                  (e) VISA/MasterCard. Promptly, any event in relation to VISA/MasterCard which may be deemed to be materially adverse to the Parent and its Subsidiaries taken as a whole.

                  (f) Acquisitions. Promptly upon execution and delivery thereof by all of the parties thereto, written notice of a Purchase Agreement, pursuant to the terms of which any Credit Party intends to undertake an Acquisition, the Acquisition Costs of which exceed $30,000,000.

                  (g) Permitted Receivables Financing. Promptly upon any of the Credit Parties obtaining knowledge thereof, (i) any affirmative decision by a party to a Permitted Receivables Financing not to extend the scheduled termination date of such Permitted Receivables Financing or replace such Permitted Receivables Financing with another Permitted Receivables Financing with similar terms and in a similar amount or
         (ii) a termination (whether scheduled or unscheduled) of a Permitted Receivables Financing that is reasonably likely to occur (A) within sixty (60) days and (B) prior to being replaced with another Permitted Receivables Financing with similar terms and in a similar amount.


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
                  (h) Other. Promptly, any other development or event which a Responsible Officer determines would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Credit Parties propose to take with respect thereto.

         7.4      PAYMENT OF OBLIGATIONS.

         Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, in accordance with prudent business practice (subject, where applicable, to specified grace periods) all material obligations of the Parent or any of its Subsidiaries of whatever nature (including without limitation all taxes, assessments and governmental charges or levies) and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations, except when the amount or validity of such obligations and costs is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Parent or any of its Subsidiaries, as the case may be, or except where the failure to so pay, discharge or contest would not be reasonably expected to have a Material Adverse Effect.

         7.5      CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE.

         Except as otherwise permitted by this Credit Agreement, continue to
(a) engage in business of the same general type as now conducted by it on the date hereof, or business reasonably related (ancillary or complementary) thereto, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all material rights, privileges, licenses, permits and franchises necessary or desirable in the normal conduct of its business and (b) comply with all Contractual Obligations and Requirements of Law applicable to it except to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

         7.6      MAINTENANCE OF PROPERTY; INSURANCE.

         Except as otherwise permitted by this Credit Agreement, keep all material property useful and necessary for the operation of the business of the Parent and its Subsidiaries, taken as a whole, in reasonably good working order and condition (ordinary wear and tear excepted); maintain with financially sound and reputable insurance companies casualty, liability and such other insurance (which may include plans of self-insurance) with such coverage and deductibles, and in such amounts, as is consistent with prudent business practice and in any event consistent with normal industry practice; and furnish to the Agent, upon written request, full information as to the insurance carried.

         7.7      INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS.

                  (a) Keep proper books of records and accounts in conformity with GAAP and all Requirements of Law; and permit, during regular business hours and upon reasonable notice by the Agent, the Agent to visit and inspect any of its properties and examine and


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
         make abstracts (including photocopies) from any of its financial books and records at any reasonable time, and to discuss the business, operations, properties and financial and other condition of the Parent and any of its Subsidiaries with officers and employees of the Parent and any of its Subsidiaries and with their independent certified public accountants. The cost of the inspection referred to in the preceding sentence shall be for the account of the Lenders, unless an Event of Default has occurred and is continuing, in which case the cost of such inspection shall be for the account of the Borrowers.

                  (b) In addition to the foregoing subsection (a), permit the Agent to have agents or representatives conduct, during regular business hours and upon reasonable notice by the Agent, a "field audit" of its inventory and financial accounts, including inspection of the inventory and financial account records and a right to examine and make abstracts (including photocopies) from its books and records relating to its inventory and financial accounts on a semi-annual basis, and more frequently after the occurrence of an Event of Default. The cost of such field audits shall be for the account of the Lenders, unless an Event of Default has occurred and is continuing, in which case the cost of such audits shall be for the account of the Borrowers.

         7.8      ENVIRONMENTAL LAWS.

                  (a) Comply in all material respects with, and take reasonable actions to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and take reasonable actions to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the failure to do or the pendency of such proceedings would not reasonably be expected to have a Material Adverse Effect; and

                  (c) Defend, indemnify and hold harmless the Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Parent or any of its Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful


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
         misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Loans and all other amounts payable hereunder, and termination of the Commitments.

         7.9      FINANCIAL COVENANTS.

                  (a) Leverage Ratio. Maintain with respect to the Parent on a Consolidated Basis, as of the end of each fiscal quarter, a Leverage Ratio of less than 3.0 to 1.0.

                  (b) Fixed Charge Coverage Ratio. Maintain with respect to the Parent on a Consolidated Basis, as of the end of each fiscal quarter, a Fixed Charge Coverage Ratio of at least 1.5 to 1.0.

                  (c) Chargeback Losses and Credit Losses. Ensure that, as of the end of each fiscal quarter, aggregate Chargeback Losses and Credit Losses for the four (4) consecutive fiscal quarter period then ended do not exceed five percent (5%) of the total revenue of the Parent on a Consolidated Basis for such period.

         7.10     USE OF PROCEEDS.

         Ensure that Extensions of Credit will be used solely for the purposes provided in Section 6.14.

         7.11     ADDITIONAL CREDIT PARTIES.

         At the time any Person becomes a wholly-owned Material Domestic Subsidiary, the Parent shall so notify the Agent and, in the case of any Subsidiary other than a Receivables Subsidiary, promptly thereafter (but in any event within 30 days after the date thereof) shall (a) cause such Person to execute a Joinder Agreement in substantially the same form as Exhibit 7.11, (b) if such Person is directly owned by the Parent, execute or cause a Subsidiary of the Parent which is the parent of such new Material Domestic Subsidiary to execute an appropriate pledge agreement in substantially the form of the Pledge Agreement or otherwise in a form reasonably acceptable to the Agent, which will cause all of the capital stock of such Person to be delivered to the Agent, for the benefit of the Lenders (together with undated stock powers, if applicable, signed in blank), and pledged to the Agent for the benefit of the Lenders, and
(c) deliver, or cause such Person to deliver, such other documentation as the Agent may reasonably request in connection with the foregoing, which documentation may include, without limitation, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above) and, appropriate UCC-1 financing statements, all in form, content and scope reasonably satisfactory to the Agent.

         7.12     SUBSIDIARIES.

         Except as otherwise expressly permitted hereunder, ensure that the Parent shall, directly or indirectly, own at all times the capital stock of each of its Subsidiaries in the percentage as set forth on Schedule 6.19.


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         7.13     YEAR 2000 COMPATIBILITY.

         Each Credit Party will promptly notify the Agent in the event such Credit Party discovers or determines that any computer applications (including those of its suppliers, vendors and customers) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 compliant (as defined in Section 6.25), except to the extent that such failure would not reasonably be expected to have a Material Adverse Effect.


                                   SECTION 8
                               NEGATIVE COVENANTS

         Each Credit Party covenants and agrees that on and after the Closing Date, and for so long as this Credit Agreement is in effect and until the Commitments have been terminated, no Obligations remain outstanding and all amounts owing hereunder or in connection herewith have been paid in full, neither the Parent nor any of its wholly-owned Subsidiaries shall:

         8.1      INDEBTEDNESS.

         Contract, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness arising or existing under this Credit Agreement and the other Credit Documents;

                  (b) Indebtedness existing on the Closing Date as set forth in Schedule 8.1, (and renewals, refinancings, replacements or extensions thereof on terms and conditions no more favorable, in the aggregate, to such creditor than such existing Indebtedness and in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing, replacement or extension; provided, however, that, with respect to any Indebtedness which is being renewed, refinanced, replaced or extended, the principal amount thereof which is permitted to be renewed, refinanced, replaced or extended pursuant to the terms of this clause (b) shall be an amount less than or equal to the aggregate commitments of the lenders under the documents evidencing the Indebtedness which is being so renewed, refinanced, replaced or extended plus any financed fees and expenses, including without limitation prepayment premiums and break funding fees, incurred by the applicable Credit Party in connection with any such renewal, refinancing, replacement or extension);

                  (c) Capital Lease Obligations and Indebtedness incurred, in each case, to provide all or a portion of the purchase price or costs of construction of an asset, provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset, (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing, and (iii) the total amount of all such Indebtedness shall not exceed two and one-half percent (2.5%) of the assets of the Parent on a Consolidated Basis measured as of the end of the most recently ended fiscal quarter with respect to which the Agent has received the Required Financial Information.


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
                  (d) Indebtedness and obligations owing under interest rate protection agreements relating to the Obligations hereunder and under interest rate, commodities and foreign currency exchange protection agreements entered into in the ordinary course of business to manage existing or anticipated risks and not for speculative purposes;

                  (e) Indebtedness owing by one Credit Party to another Credit Party;

                  (f) Indebtedness in respect of Alliances permitted pursuant to Section 8.13(c); and

                  (g) other unsecured Indebtedness in an amount not to exceed $50,000,000 at any time outstanding.

         8.2      LIENS.

         Contract, create, incur, assume or permit to exist any Lien with respect to any of its Property, whether now owned or hereafter acquired, except for Permitted Liens.

         8.3      NATURE OF BUSINESS.

         Alter the character of its business in any material respect from that conducted by any of the Credit Parties as of the Closing Date or any business reasonably related (ancillary or complementary) thereto or engage in any business other than the business conducted by any of the Credit Parties as of the Closing Date or any business reasonably related (ancillary or complementary) thereto.

         8.4      CONSOLIDATION, MERGER, SALE OR PURCHASE OF ASSETS.

                  (a) Dissolve, liquidate or wind up its affairs or enter into any transaction of merger or consolidation; provided, however that (i) the Parent may merge or consolidate with any Subsidiary so long as the Parent shall be the continuing or surviving corporation,
         (ii) any Credit Party other than the Parent may merge or consolidate with any other Credit Party, (iii) any Subsidiary of the Parent that is not a Credit Party may be merged with or into any other Subsidiary of the Parent that is not a Credit Party, (iv) any Subsidiary of the Parent that is not a Credit Party may merge or consolidate with any Credit Party so long as the Credit Party shall be the continuing or surviving corporation, (v) the Parent or any Subsidiary of the Parent may merge with any other Person in connection with a Permitted Acquisition if the Parent or such Subsidiary shall be the continuing or surviving corporation and (vi) any Subsidiary that is not a Credit Party may merge with any other Person in connection with a Permitted Acquisition if, immediately following such merger, the surviving entity is a Subsidiary or Alliance of the Parent.

                  (b) Sell, lease, transfer or otherwise dispose of any Property (including without limitation pursuant to any sale/leaseback transaction), except for (i) the sale of inventory in the ordinary course of business for fair consideration, (ii) the sale or disposition of machinery and equipment no longer used or useful in the conduct of such Person's business, (iii) the sale of accounts receivable and related rights pursuant to a Permitted Receivables Financing and (iv) an Asset Disposition provided that, with respect to this clause (iv), (A) the Property subject to such Asset Disposition shall not in any instance (including any series of related transactions) constitute more than five (5) percent (5%) of the assets of the Parent on a Consolidated Basis measured as of the end of the most recently ended fiscal quarter with respect to which the Agent has received the Required Financial Information; (B) the Property subject to such Asset Disposition, together with the Property subject to all other Asset Dispositions consummated in the same rolling four fiscal quarter period, shall not in the aggregate constitute more than ten percent (10%) of the assets of the Parent on a Consolidated Basis measured as of the end of the most recently ended fiscal quarter with respect to which the Agent has received the Required Financial Information; (C) the Net Proceeds of such Asset Disposition are applied in the manner set forth in Section 3.3(b), if applicable; and
         (D) no Default or Event of Default would exist after giving effect to such Asset Disposition on a pro forma basis.

                  (c) Acquire all or substantially all of the capital stock, assets or business of any Person except (i) in connection with a Permitted Acquisition and (ii) in connection with the Acquisition of the capital stock of a Credit Party, or of a Subsidiary or Alliance of a Credit Party, by another Credit Party.

         8.5      ADVANCES, INVESTMENTS AND LOANS.

         Lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, or otherwise make an Investment in, any Person except for Permitted Investments.

         8.6      RESTRICTED PAYMENTS.

         Directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) payments pursuant to stock options, stock appreciation rights and similar rights granted and exercised in accordance with applicable rules and regulations of the Securities and Exchange Commission, (b) so long as no Default or Event of Default exists or shall result therefrom, the Parent or any of its Subsidiaries may, pursuant to any employee stock purchase plan, repurchase in any one fiscal year, shares of its capital stock for a purchase price not to exceed $5,000,000 for all such shares so repurchased by the Parent or any of its Subsidiaries during such fiscal year and (c) NOVA may repurchase shares of its common stock, subject, however, to compliance by NOVA with all of the following conditions: (i) the purchase price of all such shares so repurchased from the Closing Date shall not exceed $100,000,000 (the "Stock Repurchase Limit"), provided that such Stock Repurchase Limit shall be increased on the last day of each fiscal quarter of the Parent, beginning with the first (1st) such date to occur after the Closing Date, by fifty percent (50%) of Net Income for the fiscal quarter then ended, such increases to be cumulative, (ii) immediately before and after giving effect to any such repurchase, no Default or Event of Default shall exist and
(iii) in connection with its delivery of the Required Financial Information for the fiscal quarter in which each such repurchase occurs, NOVA shall furnish to the Agent notice thereof (such notice to specify the number of shares repurchased and the aggregate purchase price thereof) together with a certificate of a Responsible Officer to the effect that the conditions in the foregoing clauses (i) and (ii) have been satisfied with respect to such repurchase.


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         8.7      TRANSACTIONS WITH AFFILIATES; MODIFICATION OF DOCUMENTATION.

         Enter into or permit to exist any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder, Subsidiary or Affiliate other than (a) transactions between one Credit Party and another Credit Party, (b) customary compensation paid to employees and directors and (c) where such transactions are on terms and conditions substantially as favorable to the Parent or such Subsidiary as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

         8.8      FISCAL YEAR; ORGANIZATIONAL DOCUMENTS.

         Change its fiscal year or its articles or certificate of incorporation or its bylaws if such action is reasonably likely to result in an adverse effect on the rights of the Lenders.

         8.9      LIMITATION ON RESTRICTIONS.

         Except pursuant to any Requirement of Law, create or permit to exist any restriction of any kind on the ability of any wholly-owned Subsidiary of the Parent (other than a Receivables Subsidiary) to (a) pay dividends or make any other distributions to the Parent or any of its Subsidiaries, (b) pay Indebtedness owed to the Parent or any of its Subsidiaries, (c) make loans or advances to the Parent or any of its Subsidiaries or (d) transfer any of its properties or assets to the Parent or any of its Subsidiaries.

         8.10     NO FURTHER NEGATIVE PLEDGES.

         Except with respect to prohibitions against other encumbrances on specific Property encumbered to secure payment of particular Indebtedness (which Indebtedness relates solely to such specific Property, and improvements and accretions thereto, and is otherwise permitted hereby), enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation. Notwithstanding the foregoing, the provisions of this Section 8.10 shall not apply to a Receivables Subsidiary.

         8.11     SALE OF EQUITY INTERESTS.

         Issue, sell, transfer, pledge or otherwise dispose of any shares of capital stock or other equity or ownership interests ("Equity Interests") in any Subsidiary of the Parent, except (a) in connection with the sale of all of the capital stock of a Subsidiary of the Parent pursuant to a transaction permitted by Section 8.4(b), (b) the issuance, sale or transfer of Equity Interests by a Subsidiary of the Parent (the "Issuing Subsidiary") to the Parent or a Subsidiary of the Parent that owns such Issuing Subsidiary, (c) as needed to qualify directors under applicable law and (d) as permitted herein by
Section 8.13. Notwithstanding the foregoing, any Subsidiary of the Parent may issue shares of its capital stock or other equity interest to any Credit Party.


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         8.12     INFRINGEMENT OF PROPERTY RIGHTS.

         Violate any licenses, patents, patent applications, copyrights, trademarks, tradenames or any other property rights of any Person in any manner that would reasonably be expected to have a Material Adverse Effect.

         8.13     AFFILIATIONS.

         Enter into any joint venture or affiliation, except for:

                  (a) arrangements or marketing alliances, including without limitation arrangements or marketing alliances with independent sales organizations, trade or similar associations or organizations or associate banks, in each case to the extent made in the ordinary course of business;

                  (b)      profit sharing arrangements with banks;

                  (c) Alliances as to which the aggregate Investment (including Indebtedness) of the Credit Parties does not exceed, together with Investments in Subsidiaries that are not Credit Parties, $115,000,000; and

                  (d)      Alliances listed in Schedule  6.19;

         8.14     LIMITATION ON NON-CASH CHARGES.

         Incur non-cash charges other than depreciation and amortization expensed in the ordinary course of business, all as determined in accordance with GAAP, which would exceed $100,000,000 in the aggregate with respect to the Parent on a Consolidated Basis from and after the Closing Date.


                                   SECTION 9
                               EVENTS OF DEFAULT

         9.1      EVENTS OF DEFAULT.

         An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

                 (a)       Payment.  Any Credit Party shall

                           (i) default in the payment when due of any principal of any of the Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or

                           (ii) default, and such defaults shall continue for five (5) days, in the payment when due of any interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or of any Fees or other


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
                  amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

                  (b) Representations. Any representation, warranty or statement of the Parent or any of its Subsidiaries made or deemed to be made herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

                  (c)      Covenants.

                           (i)      default in the due performance or
                  observance of any term, covenant or agreement contained in Sections 7.5 (where such default is not capable of being cured or such default has had, or would reasonably be expected to have, a Material Adverse Effect), 7.9, 7.10, 7.11 or 8.1 through 8.14, inclusive (where such default is not capable of being cured or such default has had, or would reasonably be expected to have, a Material Adverse Effect);

                           (ii)     default in the due performance or
                  observance of any term, covenant or agreement contained in Sections 7.1, 7.2(b), 7.5 (where such default is capable of being cured and such default has not had, and would not reasonably be expected to have, a Material Adverse Effect) or
                  8.1 through 8.14, inclusive (where such default is capable of being cured and such default has not had, and would not reasonably be expected to have, a Material Adverse Effect), and such default shall continue unremedied for a period of at least five (5) Business Days after the earlier of a Responsible Officer of any Credit Party becoming aware of such default or notice thereof by the Agent; or

                           (iii)    default in the due performance or
                  observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b), (c)(i) or
                  (c)(ii) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least thirty (30) days after the earlier of a Responsible Officer of any Credit Party becoming aware of such default or notice thereof by the Agent; or

                  (d) Other Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any material term, covenant or agreement in any of the other Credit Documents (subject to applicable grace or cure periods, if any), or (ii) any Credit Document shall fail to be in full force and effect or to give the Agent and/or the Lenders any material part of the Liens, rights, powers and privileges purported to be created thereby; or

                  (e) Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to the Parent or any of its Subsidiaries; or

                  (f)      Defaults under Other Agreements.

                           (i) The Parent or any of its Subsidiaries shall default in the performance or observance (beyond the applicable grace period with respect


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
                  thereto, if any) of any material payment obligation of any contract or lease (specifically including any contract or lease relating to any Permitted Receivables Financing in which the Credit Parties have received consideration in excess of $5,000,000 for the sale of Receivables) if the amount in default with respect thereto is in excess of $5,000,000; or

                           (ii) With respect to other Indebtedness (other than Indebtedness outstanding under this Credit Agreement) of the Parent or any of its Subsidiaries in an aggregate amount in excess of $5,000,000, (A) the Parent or any of its Subsidiaries shall default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

                  (g) Judgments. The Parent or any of its Subsidiaries shall fail within sixty (60) days of the date due and payable to pay, bond or otherwise discharge any judgment, settlement or order for the payment of money which judgment, settlement or order when aggregated with all other such judgments, settlements or orders due and unpaid at such time, exceeds $5,000,000 and which is not stayed on appeal (or for which no motion for stay is pending) or is not otherwise being executed; or

                  (h) ERISA. Any of the following events or conditions, if such event or condition would reasonably be expected to have a Material Adverse Effect: (1) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of the Parent or any of its Subsidiaries or any ERISA Affiliate in favor of the PBGC or a Plan;
         (2) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (3) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) the Parent or any of its Subsidiaries or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency of (within the meaning of Section 4245 of ERISA) such Plan; or (4) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject the Parent or any of its Subsidiaries or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Parent or any of its Subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

                  (i)      Ownership. There shall occur a Change of Control.


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
                  (j) Settlement Agreements. There shall occur any development in arrangements of any Credit Party with a Settlement Bank which would reasonably be expected to have a Material Adverse Effect.

                  (k) VISA/MasterCard. Any Credit Party shall (i) fail to comply with any requirement of VISA/MasterCard necessary or desirable to the conduct of its business, the failure to comply with which would reasonably be expected to have a Material Adverse Effect, (ii) fail to fulfill any applicable requirement to be a registered member service provider or member, as applicable, with VISA/MasterCard, the failure of which would reasonably be expected to have a Material Adverse Effect, or (iii) fail to be registered as a member service provider with each clearing bank with which it conducts business and is required to be so registered which failure would reasonably be expected to have a Material Adverse Effect.

         9.2      ACCELERATION; REMEDIES.

         Upon the occurrence and during the continuance of an Event of Default, the Agent shall, upon the request and direction of the Required Lenders, by written notice to the Borrowers take any of the following actions:

                  (a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

                  (b) Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by the Credit Parties to the Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

                  (c) Cash Collateral. Direct the Credit Parties to pay (and the Credit Parties agree that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(e), it will immediately pay) to the Agent additional cash, to be held by the Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

                  (d) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(e) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Agent and/or any of the Lenders hereunder automatically shall immediately become due and payable without presentment,


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
demand, protest or the giving of any notice or other action by the Agent or the Lenders, all of which are hereby waived by the Credit Parties.


                                   SECTION 10
                               AGENCY PROVISIONS

         10.1     APPOINTMENT.

         Each Lender hereby designates and appoints Bank of America as administrative agent (in such capacity, the "Agent") of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Agent as the Agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Agent. The provisions of this Section are solely for the benefit of the Agent and the Lenders and the Credit Parties shall not have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Agent shall act solely as Agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Credit Parties or any of their Affiliates.

         10.2     DELEGATION OF DUTIES.

         The Agent may execute any of their respective duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         10.3     EXCULPATORY PROVISIONS.

         The Agent and its officers, directors, employees, agents, attorneys-in-fact or affiliates shall not be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by the Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of the Credit Parties to perform their obligations hereunder or thereunder. The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Credit


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Parties in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Lenders or by or on behalf of the Credit Parties to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or the use of the Letters of Credit or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Credit Parties or their Affiliates.

         10.4     RELIANCE ON COMMUNICATIONS.

         The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers, independent accountants and other experts selected by the Agent with reasonable care). The Agent may deem and treat the Lenders as the owner of their respective interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent in accordance with Section 11.3(b) hereof. The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 11.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

         10.5     NOTICE OF DEFAULT.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or one of the Credit Parties referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders.

         10.6     NON-RELIANCE ON AGENT AND OTHER LENDERS.

         Each Lender expressly acknowledges that each of the Agent and its officers, directors, employees, agents, attorneys-in-fact or affiliates has not made any representations or warranties to it and that no act by the Agent or any affiliate thereof hereinafter taken, including any review of the affairs of the Credit Parties or any of their Affiliates, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such


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documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties or their Affiliates and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Credit Parties or their respective Affiliates which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         10.7     INDEMNIFICATION.

         The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interests of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the final payment of all of the obligations of the Credit Parties hereunder and under the other Credit Documents) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

         10.8     AGENT IN ITS INDIVIDUAL CAPACITY.

         The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Parent, its Subsidiaries or their respective Affiliates as though the Agent were not the Agent hereunder. With respect to the Loans made by and all obligations of the Credit Parties hereunder and under the other Credit Documents, the Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though


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it were not the Agent, and the terms "Lender" and "Lenders" shall include the
Agent in its individual capacity.

         10.9     SUCCESSOR AGENT.

         The Agent may, at any time, resign upon twenty (20) days' written notice to the Borrowers and the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the notice of resignation, then the resignation of the retiring Agent shall nonetheless thereupon be effective and the retiring Agent shall select a successor Agent provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000 (or if no such successor shall have been so appointed by the retiring Agent and shall have accepted such appointment, then the Lenders shall perform all obligations of the retiring Agent hereunder and under the other Credit Documents until such time, if any, as a successor Agent shall have been appointed and shall have accepted such appointment as provided for above). Upon the acceptance of any appointment as Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section
10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement.


                                   SECTION 11
                                 MISCELLANEOUS

         11.1     NOTICES.

         Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) with receipt confirmed, to the number set out below, (c) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Credit Parties and the Agent, set forth below, and, in the case of the Lenders, set forth on
Schedule 11.1, or at such other address as such party may specify by written notice to the other parties hereto:

                  if to any Credit Party:

                           c/o NOVA CORPORATION
                           One Concourse Parkway, Suite 300
                           Atlanta, Georgia  30328
                           Attn:    Chief Financial Officer
                           Telephone:  (770) 698-1040
                           Telecopy:   (770) 698-1046


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
                  with a copy to:

                           NOVA CORPORATION
                           One Concourse Parkway, Suite 300
                           Atlanta, Georgia  30328
                           Attn:    General Counsel
                           Telephone:  (770) 522-1603
                           Telecopy:   (770) 698-1046


                  if to the Agent:

                           BANK OF AMERICA, N.A.
                           Agency Administrative Services
                           1850 Gateway Boulevard, 5th Floor
                           Concord, California 94520-3281
                           Attn:  Paul Brown
                           Telephone:  (925) 675-8375
                           Telecopy:   (925) 675-2802

         11.2     RIGHT OF SET-OFF.

         In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of the Credit Parties against obligations and liabilities of such Person to such Lender hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether such Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. Any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 3.14 or Section 11.3(d) may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder. Notwithstanding the foregoing, no Lender shall have a right of setoff with respect to (a) deposits of a Credit Party in Settlement Accounts and deposits in other accounts of a Credit Party which are being held by such Credit Party as a fiduciary on behalf of a merchant pending resolution of a dispute in the ordinary course of business and (b) amounts held by a Credit Party as a servicer or in any other fiduciary capacity with respect to a Permitted Receivables Financing, to the extent such Permitted Receivables Financing requires such amounts to be so held.


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         11.3     BENEFIT OF AGREEMENT.

                  (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that no Credit Party may assign or transfer any of its interests without prior written consent of the Lenders; provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this
         Section 11.3, provided however that nothing herein shall prevent or prohibit any Lender from (i) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (ii) granting assignments or selling participations in such Lender's Loans and/or Commitments hereunder to its parent company and/or to any Affiliate or Subsidiary of such Lender.

                  (b) Assignments. Each Lender may assign all or a portion of its rights and obligations hereunder, pursuant to an assignment agreement substantially in the form of Exhibit 11.3(b), to any Eligible Assignee; provided that (i) any such assignment (other than any assignment to an existing Lender) shall be in a minimum aggregate amount of $1,000,000 (or, if less, the remaining amount of the Commitment being assigned by such Lender) of the Commitments and in an integral multiple of $1,000,000 above such amount and (ii) each such assignment shall be of a constant, not varying, percentage of all such Lender's rights and obligations under this Credit Agreement. Any assignment hereunder shall be effective upon delivery to the Agent of written notice of the assignment together with a transfer fee of $3,500 payable to the Agent for its own account from and after the later of (i) the effective date specified in the applicable assignment agreement and (ii) the date of recording of such assignment in the Register pursuant to the terms of subsection (c) below. The assigning Lender will give prompt notice to the Agent and the Borrowers of any such assignment. Upon the effectiveness of any such assignment (and after notice to, and (to the extent required pursuant to the terms hereof), with the consent of, the Borrowers as provided herein), the assignee shall become a "Lender" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. Along such lines the Borrowers agree that upon notice of any such assignment and surrender of the appropriate Note or Notes, they will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note (but with notation thereon that it is given in substitution for and replacement of the original Note or any replacement notes thereof). By executing and delivering an assignment agreement in accordance with this Section 11.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of the Credit Parties or any of their Affiliates or the performance or observance by the Credit Parties of any of their obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (vi) such assignee appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

                  (c) Maintenance of Register. The Agent shall maintain at one of its offices a copy of each Lender assignment agreement delivered to it in accordance with the terms of subsection (b) above and a register for the recordation of the identity of the principal amount, type and Interest Period of each Loan outstanding hereunder, the names, addresses and the Commitments of the Lenders pursuant to the terms hereof from time to time (the "Register"). The Agent will make reasonable efforts to maintain the accuracy of the Register and to promptly update the Register from time to time, as necessary. The entries in the Register shall be conclusive in the absence of manifest error and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrowers and each Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Participations. Each Lender may sell, transfer, grant or assign participations in all or any part of such Lender's interests and obligations hereunder; provided that (i) such selling Lender shall remain a "Lender" for all purposes under this Credit Agreement (such selling Lender's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender hereunder, (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or Fees in respect of any Loans or other Obligations in which the participant is participating, (B) postpone the date fixed for any payment of principal (including any extension of the Termination Date or the waiver of any mandatory prepayment), interest or Fees in which the participant is participating or (C) release all or substantially all of (I) the Guarantors from the Guaranty Obligations hereunder or (II) the collateral securing the Obligations,
         (iii) sub-participations by the participant (except to an affiliate, parent company or affiliate of a parent company of the participant) shall be prohibited and (iv) prompt written notice of such participation shall be given to the Borrowers if the applicable participant is engaged in a CCTP Business and could reasonably be considered a competitor of a Borrower. In the case of any such participation, the participant shall not have any rights under this Credit Agreement or the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation, provided, however, that such participant shall be entitled to receive additional amounts under Sections 3.6, 3.8, 3.9, 3.10 and 3.11 on the same basis as if it were a Lender.

         11.4     NO WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Agent or any Lender and the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on the Credit Parties in any case shall entitle the Credit Parties to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

         11.5     PAYMENT OF EXPENSES, ETC.

         The Credit Parties joint and severally agree to: (i) pay all reasonable out-of-pocket costs and expenses (A) of the Agent in connection with the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC, special counsel to the Agent and any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement and (B) of the Agent and the Lenders in connection with enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agent and each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each of the Agent and each Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of (A) any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of proceeds of any Loans or other Extensions of Credit hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding or (B) the presence or Release of any Materials of Environmental Concern at, under or from any Property owned, operated or leased by the Credit Parties or any of their Subsidiaries, or the failure by the Credit Parties or any of their Subsidiaries to comply with any Environmental Law (but excluding, in the case of either of clause (A) or (B) above, any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified). Notwithstanding the foregoing provisions of this Section 11.5, the Credit Parties shall not be obligated to reimburse and/or indemnify a Lender for the fees and disbursements of counsel for such Lender to the extent such fees and disbursements relate to legal work that would reasonably be deemed to be redundant of legal work performed by counsel for the Agent and to serve no reasonable, independent purpose.

         11.6     AMENDMENTS, WAIVERS AND CONSENTS.

         Neither this Credit Agreement nor any of the other Credit Documents, nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Lenders and the Borrowers, provided, however, that no such amendment, change, waiver, discharge or termination shall, without the consent of each Lender directly affected thereby,

                  (a) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) on any Loan or other Extension of Credit or Fees hereunder,

                  (b) extend (i) the Termination Date, (ii) the final maturity of any Loan or otherwise postpone any other date fixed for any payment of principal, or (iii) the time of payment of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,

                  (c) reduce the principal amount on any Loan or other Extension of Credit;

                  (d) increase the Commitment of any Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or of a mandatory reduction in the total commitments shall not constitute a change in the terms of the Commitment of any Lender),

                  (e) release all or substantially all of (i) the Guarantors from the Guaranty Obligations hereunder or (ii) the collateral securing the Obligations,

                  (f)      amend, modify or waive any provision of this Section
         11.6 or Section 3.6, 3.10, 3.11, 3.12, 3.13, 9.1(a), 11.2, 11.3, 11.5
         or 11.9,

                  (g) reduce any percentage specified in, or otherwise modify, the definition of "Required Lenders" or

                  (h) consent to the assignment or transfer by a Borrower of any of its rights and obligations under (or in respect of) the Credit Documents to which it is a party.

         In addition to the foregoing, no provision of Section 2.2 may be amended without the consent of the Fronting Bank and no provision of Section 10 may be amended without the consent of the Agent.

         Notwithstanding the fact that the consent of all of the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans or the Letters of Credit, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supercede the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to all on a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

         11.7     COUNTERPARTS.

         This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

         11.8     HEADINGS.

         The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         11.9     SURVIVAL.

         All indemnities set forth herein, including, without limitation, in
Section 2.2(i), 3.9, 3.11, 7.8, 10.7 and 11.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive delivery of the Notes and the making of the Loans hereunder.

         11.10    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.

                  (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of New York, or of the United States for the Southern District of New York, and, by execution and delivery of this Credit Agreement, the Credit Parties hereby irrevocably accept for themselves and in respect of their property, generally and unconditionally, the nonexclusive jurisdiction of such courts. The Agent and the Credit Parties further irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 11.1, such service to become effective three (3) Business

         Days after such mailing. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Credit Parties in any other jurisdiction.

                  (b) The Agent and the Credit Parties hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (c) TO THE EXTENT PERMITTED BY LAW, EACH OF THE AGENT, THE LENDERS AND THE CREDIT PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         11.11    SEVERABILITY.

         If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions; provided, however, that such Credit Documents shall be reformed in such a manner so that they reflect, to the fullest extent permitted by law, the intent of the parties with respect to the transactions contemplated hereby and the relative rights and obligations of the parties hereunder.

         11.12    ENTIRETY.

         This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

         11.13    BINDING EFFECT; AMENDMENT AND RESTATEMENT; TERMINATION.

                  (a) This Credit Agreement shall become effective at such time, on or after the Closing Date, that the conditions precedent set forth in Section 5.1 have been satisfied and when it shall have been executed by each of the Credit Parties and the Agent, and the Agent shall have received copies of the signature pages hereto (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender (including the Fronting Bank), and thereafter this Credit Agreement shall be binding upon and inure to the benefit of each Credit Party, each Lender (including the Fronting Bank) and the Agent, together with their permitted successors and assigns. The Credit Parties and the Lenders (including the Fronting Bank) each hereby agrees that, at such time as this Credit

         Agreement shall have become effective pursuant to the terms of the immediately preceding sentence, (i) the Existing Credit Agreement automatically shall be deemed amended and restated in its entirety by this Credit Agreement, and any obligations and commitments outstanding under the Original Credit Agreement shall be governed by the terms of this Credit Agreement (as such obligations or commitments may be modified or amended hereunder) and (ii) all of the promissory notes executed by the Borrowers in connection with the Existing Credit Agreement automatically shall be substituted and replaced by the amended and restated promissory notes executed in connection with this Credit Agreement, and the Lenders holding such prior notes agree promptly to return them to the Borrowers.

                  (b) The term of this Credit Agreement shall be until no Loans, LOC Obligations or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding and until all of the Commitments hereunder shall have expired or been terminated.

         11.14    CONFIDENTIALITY.

         The Agent and the Lenders agree to keep confidential (and to cause their respective affiliates, officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished to the Agent or any such Lender by or on behalf of the Credit Parties (whether before or after the Closing Date) which relates to the Credit Parties or any of their Subsidiaries (the "Information"). Notwithstanding the foregoing, the Agent and each Lender shall be permitted to disclose Information
(i) to its affiliates, officers, directors, employees, agents and representatives on a "need to know" basis in connection with their participation in any of the transactions evidenced by this Credit Agreement or any other Credit Documents or the administration of this Credit Agreement or any other Credit Documents; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any Governmental Authority; provided that to the extent any such request by a Governmental Authority is made other than in connection with banking regulatory or oversight matters, then the Agent or such Lender shall use its reasonable best efforts to give the Borrowers notice of such request and the opportunity to object thereto; (iii) to the extent such Information (A) is or becomes publicly available other than as a result of a breach (of which the Agent or such Lender has knowledge) by any Person of a confidentiality agreement with any Credit Party, (B) is or becomes available to the Agent or such Lender on a non-confidential basis from a source other than the Credit Parties without a breach (of which the Agent or such Lender has knowledge) by any Person of a confidentiality agreement with any Credit Party or (C) was available to the Agent or such Lender on a non-confidential basis prior to its disclosure to the Agent or such Lender by the Credit Parties; (iv) to any assignee or participant (or prospective assignee or participant) subject to an agreement containing provisions substantially the same as those of this Section 11.14; or (v) to the extent that the Borrowers shall have consented in writing to such disclosure. Upon the request of Borrowers, following the satisfaction of all Obligations hereunder, each Lender shall use its reasonable best efforts to either return to the Borrowers all Information (to the extent still confidential) provided hereunder and/or destroy all such Information and certify to the Borrowers such destruction.

         11.15    CONFLICT.

         To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.

                           [Signature Page to Follow]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWERS
AND GUARANTORS:            NOVA CORPORATION,
                           a Georgia corporation

                           By:     /S/ P.J. Mazzilli
                                  ---------------------------------------------
                           Name:   Philip Mazzilli
                                  ---------------------------------------------
                           Title:  CFO and EVP
                                  ---------------------------------------------


                           NOVA INFORMATION SYSTEMS, INC.,
                           a Georgia corporation

                           By:     /S/ P.J. Mazzilli
                                  ---------------------------------------------
                           Name:   Philip Mazzilli
                                  ---------------------------------------------
                           Title:  CFO and EVP
                                  ---------------------------------------------



OTHER
GUARANTORS:                BOULDER BANKCARD PROCESSING, INC.
                           a Colorado corporation

                           By:     /S/  John Perry
                                  ---------------------------------------------
                           Name:   John M. Perry
                                  ---------------------------------------------
                           Title: CEO and President
                                  ---------------------------------------------


                           LADCO FINANCIAL GROUP,
                           a California corporation
                           By:     /S/  John Perry
                                  ---------------------------------------------
                           Name:   John M. Perry
                                  ---------------------------------------------
                           Title:  CEO
                                  ---------------------------------------------


                           NOVA ASSET MANAGEMENT CO.,
                           a Delaware corporation

                           By:     /S/ P.J. Mazzilli
                                  ---------------------------------------------
                           Name:   Philip Mazzilli
                                  ---------------------------------------------
                           Title:  CFO and EVP
                                  ---------------------------------------------

                           NOVA GEORGIA SERVICES, L.P.,
                           a Delaware limited partnership

                           By:     /S/ P.J. Mazzilli
                                  ---------------------------------------------
                           Name:   Philip Mazzilli
                                  ---------------------------------------------
                           Title:  CFO and EVP
                                  ---------------------------------------------


                           NOVA GA. COMMAND, INC.,
                           a Delaware corporation

                           By:     /S/ P.J. Mazzilli
                                  ---------------------------------------------
                           Name:   Philip Mazzilli
                                  ---------------------------------------------
                           Title:  CFO and EVP
                                  ---------------------------------------------


                           NOVA INFORMATION SERVICES COMPANY,
                           a Georgia corporation

                           By:     /S/ P.J. Mazzilli
                                  ---------------------------------------------
                           Name:   Philip Mazzilli
                                  ---------------------------------------------
                           Title:  CFO and EVP
                                  ---------------------------------------------


                           NOVA LICENSING CO.,
                           a Delaware corporation

                           By:     /S/ P.J. Mazzilli
                                  ---------------------------------------------
                           Name:   Philip Mazzilli
                                  ---------------------------------------------
                           Title:  CFO and EVP
                                  ---------------------------------------------


                           NOVA TN. COMMAND, INC.,
                           a Tennessee corporation

                           By:     /S/ P.J. Mazzilli
                                  ---------------------------------------------
                           Name:   Philip Mazzilli
                                  ---------------------------------------------
                           Title:  CFO and EVP
                                  ---------------------------------------------

                           PMT ENTERPRISES, INC.,
                           a Delaware corporation

                           By:     /S/  John Perry
                                  ---------------------------------------------
                           Name:   John M. Perry
                                  ---------------------------------------------
                           Title: CEO and President
                                  ---------------------------------------------


                           PMT RESOURCES, INC.,
                           a Delaware corporation

                           By:     /S/  John Perry
                                  ---------------------------------------------
                           Name:   John M. Perry
                                  ---------------------------------------------
                           Title: CEO and President
                                  ---------------------------------------------


                           PMT SERVICES, INC.,
                           a Tennessee corporation

                           By:     /S/  John Perry
                                  ---------------------------------------------
                           Name:   John M. Perry
                                  ---------------------------------------------
                           Title: COO and President
                                  ---------------------------------------------


                           SUPERIOR BANKCARD SERVICE, INC.,
                           a California corporation

                           By:     /S/  John Perry
                                  ---------------------------------------------
                           Name:   John M. Perry
                                  ---------------------------------------------
                           Title:  CEO
                                  ---------------------------------------------

LENDERS:                   BANK OF AMERICA, N.A.,
                           individually in its capacity as a
                           Lender and in its capacity as Administrative Agent

                           By:     /S/  Michael J. McKenny
                                  ---------------------------------------------
                           Name:   Michael J. McKenny
                                  ---------------------------------------------
                           Title:  Managing Director
                                  ---------------------------------------------

                           FIRST UNION NATIONAL BANK,
                           as a Lender

                           By:     /S/ Michael J. Romano
                                  ---------------------------------------------
                           Name:   Michael J. Romano
                                  ---------------------------------------------
                           Title:  Assistant Vice President
                                  ---------------------------------------------

                           SUNTRUST BANK, ATLANTA,
                           as a Lender

                           By:     /S/ J. Christopher Deisley
                                  ---------------------------------------------
                           Name:   J. Christopher Deisley
                                  ---------------------------------------------
                           Title:  Director
                                  ---------------------------------------------

                           WACHOVIA BANK, N.A.,
                           as a Lender

                           By:     /S/ Alyson Schattner
                                  ---------------------------------------------
                           Name:   Alyson Schattner
                                  ---------------------------------------------
                           Title:  Assistant Vice President
                                  ---------------------------------------------

                           BANKERS TRUST COMPANY,
                           as a Lender

                           By:     /S/ Susan L. Le Fevre
                                  ---------------------------------------------
                           Name:   Susan L. Le Fevre
                                  ---------------------------------------------
                           Title:  Director
                                  ---------------------------------------------

                           FIRSTAR BANK, N.A.,
                           as a Lender

                           By:     /S/ Richard W. Neltner
                                  ---------------------------------------------
                           Name:   Richard W. Neltner
                                  ---------------------------------------------
                           Title:  Senior Vice President
                                  ---------------------------------------------

                           KEYBANK NATIONAL ASSOCIATION,
                           as a Lender

                           By:     /s/ Frank J. Jancar
                                  ---------------------------------------------
                           Name:   Frank J. Jancar
                                  ---------------------------------------------
                           Title:  Vice President
                                  ---------------------------------------------

                           CITY NATIONAL BANK,
                           as a Lender

                           By:     /S/ Kim R. Bingham
                                  ---------------------------------------------
                           Name:   Kim R. Bingham
                                  ---------------------------------------------
                           Title:  Senior Vice President
                                  ---------------------------------------------